TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	*Definitions*	1
Section 1.02.	*Construction*	36

ARTICLE 2
THE NOTES

Section 2.01.	*Designation*	38
Section 2.02.	*Authentication and Delivery of Notes*	38
Section 2.03.	*Aggregate Amount; Additional Notes*	39
Section 2.04.	*Form of Trustee's Authentication*	39
Section 2.05.	*Form of the Notes*	39
Section 2.06.	*Maturity of the Notes*	41
Section 2.07.	*Interest*	41
Section 2.08.	*Record Date*	41
Section 2.09.	*Issuance*	41
Section 2.10.	*Denominations, etc*	41
Section 2.11.	*Execution of Notes*	42
Section 2.12.	*Registration; Restrictions on Transfer and Exchange*	42
Section 2.13.	*Mutilated, Destroyed, Lost and Stolen Notes*	49
Section 2.14.	*Payment of Interest; Interest Rights Preserved*	50
Section 2.15.	*Taxation*	51
Section 2.16.	*Persons Deemed Owners; Etc*	53
Section 2.17.	*Cancellation*	53
Section 2.18.	*CUSIP and ISIN Numbers*	54
Section 2.19.	*Noteholder Lists*	54
Section 2.20.	*Panamanian Note*	54
Section 2.21.	*Repurchase of the Panamanian Notes*	54
Section 2.22.	*No Mandatory Redemption or Sinking Fund*	55

ARTICLE 3
RESERVED

ARTICLE 4
REDEMPTION

Section 4.01.	*Tax Redemption*	55
Section 4.02.	*Optional Redemption*	56
Section 4.03.	*Optional Redemption upon Equity Offerings of the Company*	57
Section 4.04.	*Method and Effect of Redemption*	57
Section 4.05.	*Deposit of Redemption Price*	59
Section 4.06.	*Notes Payable on Redemption Date*	59

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Section 4.07.	*Selection by Trustee of Notes to be Redeemed*	60
Section 4.08.	*Notes Redeemed in Part*	60
Section 4.09.	*Offer to Purchase*	60
Section 4.10.	*Optional Redemption upon Certain Tender Offers*	63

ARTICLE 5

COVENANTS OF THE COMPANY

Section 5.01.	*Maintenance of Office or Agency*	63
Section 5.02.	*Notice of Defaults and Events of Default*	64
Section 5.03.	*Compliance Certificates*	64
Section 5.04.	*Limitation on Debt*	64
Section 5.05.	*Limitation on Restricted Payments*	67
Section 5.06.	*Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries*	71
Section 5.07.	*Listing*	73
Section 5.08.	*Limitation on Liens Securing the Company's Debt or any Restricted Subsidiary's Debt*	73
Section 5.09.	*Limitation on Guarantees of the Company's Subordinated Debt*	73
Section 5.10.	*Limitation on Asset Dispositions*	74
Section 5.11.	*Transactions with Affiliates*	76
Section 5.12.	*[Reserved]*	77
Section 5.13.	*Payment of Taxes*	77
Section 5.14.	*Provision of Financial Information*	77
Section 5.15.	*Limited Condition Transaction*	78
Section 5.16.	*Limitation on Lines of Business*	80
Section 5.17.	*Reporting and Payments to Regulatory, Stock Exchange and Clearing Agency*	80
Section 5.18.	*Unrestricted Subsidiaries*	80
Section 5.19.	*Subsidiary Guarantors*	80
Section 5.20.	*Release from Certain Covenants*	81
Section 5.21.	*Merger, Consolidations and Certain Sales of Assets of the Company*	81
Section 5.22.	*Change of Control*	82

ARTICLE 6

EVENTS OF DEFAULT AND REMEDIES

Section 6.01.	*Events of Default*	82
Section 6.02.	*Acceleration of Maturity; Rescission and Annulment*	84
Section 6.03.	*Delay or Omission Not Waiver*	85
Section 6.04.	*Waiver of Past Defaults*	85
Section 6.05.	*Trustee May File Proofs of Claim*	85
Section 6.06.	*Trustee May Enforce Claims Without Possession of Notes*	86
Section 6.07.	*Application of Money Collected*	86
Section 6.08.	*Limitation on Suits*	87

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Section 6.09. *Unconditional Right of Noteholders to Receive Principal and Interest and Other Amounts* 87
Section 6.10. *Restoration of Rights and Remedies* 87
Section 6.11. *Rights and Remedies Cumulative* 87
Section 6.12. *Control by Noteholders* 88
Section 6.13. *Undertaking for Costs* 88
Section 6.14. *Waiver of Stay or Extension Laws* 88

ARTICLE 7
CONCERNING THE TRUSTEE

Section 7.01. *Certain Rights and Duties of Trustee* 89
Section 7.02. *Trustee Not Responsible for Recitals; Etc* 91
Section 7.03. *Trustee and Others May Hold Notes* 91
Section 7.04. *Moneys Held by Trustee or Paying Agent* 91
Section 7.05. *Compensation of the Trustee* 92
Section 7.06. *Right of Trustee to Rely on Officer's Certificates and Opinions of Counsel* 93
Section 7.07. *Persons Eligible for Appointment as Trustee* 93
Section 7.08. *Resignation and Removal of Trustee; Appointment of Successor* 94
Section 7.09. *Acceptance of Appointment by Successor Trustee* 95
Section 7.10. *Appointment of Authenticating Agent* 96
Section 7.11. *Appointment of Note Registrar, Paying Agents and Transfer Agent* 97
Section 7.12. *Reports by Trustee* 98
Section 7.13. *Waiver of Damages* 98

ARTICLE 8
CONCERNING THE HOLDERS

Section 8.01. *Acts of Noteholders* 99
Section 8.02. *Notes Owned by Company and Affiliates Deemed Not Outstanding* 100

ARTICLE 9
RESERVED

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01. *Supplemental Indenture with Consent of Noteholders* 100
Section 10.02. *Supplemental Indentures Without Consent of Noteholders* 101
Section 10.03. *Execution of Supplemental Indentures* 102
Section 10.04. *Effect of Supplemental Indentures* 102
Section 10.05. *Reference in Notes to Supplemental Indentures* 102

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01. *Satisfaction and Discharge of Indenture* 102

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Section 11.02. *Application of Trust Money* 103

ARTICLE 12
DEFEASANCE

Section 12.01. *Company's Option to Effect Defeasance or Covenant Defeasance* 104
Section 12.02. *Defeasance and Discharge* 104
Section 12.03. *Covenant Defeasance* 104
Section 12.04. *Conditions to Defeasance or Covenant Defeasance* 104
Section 12.05. *Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions* 106
Section 12.06. *Reinstatement* 106

ARTICLE 13
MISCELLANEOUS

Section 13.01. *Compliance Certificates and Opinions* 106
Section 13.02. *Form of Documents Delivered to Trustee* 107
Section 13.03. *Notices, etc. to Trustee* 108
Section 13.04. *Notices to Noteholders; Waiver* 109
Section 13.05. *Effect of Headings and Table of Contents* 109
Section 13.06. *Successors and Assigns* 110
Section 13.07. *Severability Clause* 110
Section 13.08. *Benefits of Indenture* 110
Section 13.09. *Legal Holidays* 110
Section 13.10. *Communication by Noteholders with other Noteholders* 110
Section 13.11. *Governing Law* 111
Section 13.12. *No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders* 111
Section 13.13. *Waiver of Jury Trial* 111
Section 13.14. *Waiver of Immunity* 112
Section 13.15. *Submission to Jurisdiction, Waivers* 112
Section 13.16. *Execution in Counterparts* 113
Section 13.17. *Entire Agreement* 113

EXHIBIT A-1 Form of Rule 144A Global Note
EXHIBIT A-2 Form of Regulation S Global Note
EXHIBIT B Form of Authentication and Delivery Order
EXHIBIT C Form of Certificate to be Delivered in Connection with Transfers or Exchanges of Rule 144A Global Notes to Regulation S Global Notes
EXHIBIT D Form of Certificate for Transfer or Exchange of Regulation S Global Note to Rule 144A Global Note
EXHIBIT E Form of Qualified Institutional Buyer Certification
EXHIBIT F Form of Panamanian Note
EXHIBIT G Form of Written Statement for Cancellation of Panamanian Note(s)

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1 Indenture October 28, 2019, among Cable Onda, S.A. Company sociedad anónima) incorporated and existing under the laws of Panama; Citibank, N.A., as trustee (in such capacity, the Trustee Internationale à Luxembourg Luxembourg Paying Agent W I T N E S S E T H: WHEREAS, the Company has duly authorized the issuance of its notes in such principal amount or amounts as may from time to time be authorized in accordance with this Indenture and is, on the date hereof, issuing $600,000,000 of its 4.500% Senior Notes due 2030 Notes WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes and the authentication and delivery thereof by the Trustee; WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in this Indenture, the valid, binding and legal obligations of the Company, and to constitute a valid indenture and agreement according to its terms, have been done; and WHEREAS, each of the parties hereto is entering into this Indenture for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes. NOW, THEREFORE, the parties hereto agree as follows: ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION Section 1.01. Definitions. The following capitalized terms shall have the meanings set forth below: Acquired Debt he Company or its Subsidiary: (i) Incurred and outstanding on the date on which a Subsidiary (a) was acquired by the Company or any of its Subsidiaries or (b) is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company or its Subsidiary; or (ii) Incurred to provide all or part of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Subsidiary of the Company or was otherwise acquired by the Company or its Subsidiary; provided that, after giving pro forma effect to the transactions by which such Person became a Subsidiary of the Company or is merged, consolidated, amalgamated or

2 otherwise combined with the Company or its Subsidiary, (a) the Company would have been able to Incur $1.00 of additional Debt pursuant to Section 5.04(a), or (b) the Leverage Ratio would not be greater than such ratio before giving effect to such transactions. Acquired Debt shall be deemed to have been Incurred, with respect to clause (i) on the date such Person becomes a Subsidiary of the Company and, with respect to clause (ii) on the date of consummation of such acquisition of assets. Act en used with respect to any Noteholder, has the meaning set forth in Section 8.01. Additional Amounts Section 2.15(a). Additional Notes Section 2.03(b). Affiliate controlling or controlled by or under direct or indirect common control with such any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by correlative to the foregoing. Agent Note Registrar, Transfer Agent or Paying Agent. Agent Member Depositary. ASEP La Autoridad Nacional de los Servicios Públicos (The National Authority for Public Services) of Panama and any successor thereto. Asset Disposition disposition by the Company or any Restricted Subsidiary (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the Company, but excluding a disposition by a Restricted Subsidiary of the Company to the Company or a Restricted Subsidiary of the Company which is an 80% or more owned Subsidiary of the Company) of (i) qualifying shares and shares to be held by third parties to satisfy applicable legal requirements) or other ownership interests of a Restricted Subsidiary of the Company, (ii) substantially all of the assets of the Company or any Restricted Subsidiary representing a division or line of business or (iii) other assets or rights of the Company or any Restricted Subsidiary outside of the ordinary course of business; provided that the Asset Disposition (a) any disposition of Tower Equipment, including any Sale/Leaseback Transaction in connection therewith; provided that any cash or Cash Equivalents received

3 in connection with such disposition or Sale/ Leaseback Transaction must be applied in accordance with Section 5.10; (b) a transfer of assets between or among the Company and any of its Restricted Subsidiaries; (c) the issuance of Capital Stock by a Subsidiary of the Company to the Company or to another Subsidiary of the Company; (d) dispositions of assets of the Company or any Restricted Subsidiary, or the issuance or sale of Capital Stock of any Restricted Subsidiary in a single transaction or series of related transactions with an aggregate fair market value in any calendar year for all such dispositions, issuances or sales under this clause (d) of less than the greater of $25.0 million and 3.0% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year); (e) any disposition of Capital Stock of a Subsidiary of the Company pursuant to an agreement or other obligation with or to a Person (other than the Company or its Subsidiary) from whom such Subsidiary was acquired or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; (f) the sale, lease or other transfer of products, services, accounts receivable, inventory or other assets in the ordinary course of business and any sale or other disposition of damaged, surplus, worn-out or obsolete assets; (g) dispositions in connection with Permitted Liens; (h) disposals of assets, rights or revenue not constituting part of the Related Business and other disposals of non-core assets acquired in connection with any acquisition permitted under this Indenture; (i) licenses and sublicenses of the Company or any of its Subsidiaries in the ordinary course of business; (j) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business; (k) the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings; (l) the granting of Liens not prohibited by Section 5.08; (m) a transfer or disposition of assets that is governed by Section 5.21; (n) a transfer or disposition of assets that is governed by Section 5.05;

4 (o) the sale or other disposition of cash or Cash Equivalents; (p) the foreclosure, condemnation or any similar action with respect to any property or other assets; (q) sales of accounts receivable and related assets or an interest therein of the type Entity, and Investments in a Receivables Entity consisting of cash or Securitization Obligations; (r) any disposition or expropriation of assets or Capital Stock which the Company or any of its Subsidiaries is required by, or made in response to concerns raised by, a regulatory authority or court of competent jurisdiction; (s) any disposition of Capital Stock, Debt or other securities of an Unrestricted Subsidiary; (t) any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company or any of its Subsidiaries to such Person; (u) any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements; provided that any cash or Cash Equivalents received in such disposition is applied in accordance with the requirements of Section 5.10; (v) contractual arrangements under long-term contracts with customers entered into by the Company or a Restricted Subsidiary in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement; (w) any sale or disposition with respect to property built, repaired, improved, owned or otherwise acquired by the Company or any of its Subsidiaries pursuant to customary Sale/Leaseback Transactions, asset securitizations and other similar financings permitted by this Indenture; (x) any dispositions constituting the surrender of tax losses by the Company or any of its Subsidiaries (1) to the Company or a Subsidiary of the Company; (2) in order to eliminate, satisfy or discharge any tax liability of any Person that was formerly a Subsidiary of the Company which has been disposed of pursuant to a disposal permitted by the terms of this Indenture, to the extent that the Company or a Subsidiary of the Company would have a liability (in the form of an indemnification obligation or otherwise) to one or more Persons in relation to such tax liability if not so eliminated, satisfied or discharged; and (y) Permitted Asset Swaps.

5 Auction Purchaser purchase Notes through the PSE Auction. Authenticating Agent Section 7.10(a). Authorized Agent Agent, Authenticating Agent or Note Registrar or other agent appointed by the Company or the Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform. Authorized Officer who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Notes. Authorized Representative chief executive officer, president, chief operating officer, chief financial officer or any vice president or any member of its Board of Directors or any other governing body of such entity. The Company shall provide the Trustee with a list of Authorized Representatives on the Issue Date. Beneficial Owner -3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership ht to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The Beneficially Owns Beneficially Owned Board of Directors Board of Directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them. Board Resolution Company certified by the President and Secretary of the Company to have been duly adopted by the Board of Directors or a committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee. Business Day which is not a day on which banking institutions in the Borough of Manhattan, the City of New York, in London, England, or in Panama are authorized or obligated by law or executive order to close. Capital Lease Obligation other payment amounts under a lease of real or personal property of such Person which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person in accordance with IFRS. The Stated Maturity of such obligation shall be

6 the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of Debt represented by such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with IFRS. Capital Stock all shares, interests, participation or other equivalents (however designated) of corporate stock or other equity participation, including partnership interests, whether general or limited, of such Person. Cash Equivalents son: (i) (a) Government Securities and (b) any direct obligations of, or obligations guaranteed by, a member of the European Union for the payment of which obligations or guarantee the full faith and credit of such member of the European Union is pledged and which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein; (ii) term deposit accounts (excluding current and demand deposit accounts), certificates of deposit and Eurodollar time deposits and money market deposits and Revolving Credit Facility, (b) any bank located in Panama and any of its respective Affiliates, provided, in each case in this subclause (b), that any such bank or Affiliate has no less than an Investment Grade international rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) a bank or trust company which is organized under the laws of the United States of America, any state thereof, the United Kingdom, Panama, Switzerland, Canada, Australia or any member state of the European Union, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100.0 million (or the - such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), or (d) any money market fund sponsored by a U.S. registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii)(a) and (b) entered into with any financial institution meeting the qualifications specified in clause (ii)(b) above; (iv) commercial paper having one of the two highest ratings obtainable from either of the Rating Agencies and in each case maturing within 365 days after the date of acquisition; (v) money market mutual funds at least 95% of the assets of which constitute Cash Equivalents of the types described in clauses (i) through (iv) of this definition; (vi) with respect to any Person organized under the laws of, or having its principal business operations in, a jurisdiction outside the United States, the United Kingdom or the European Union, those Investments that are of the same type as investments in

7 clauses (i), (iii) and (iv) of this definition except that the obligor thereon is organized under the laws of the country (or any political subdivision thereof) in which such Person is organized or conducting business; and (vii) up to $2.0 million in aggregate of other Investments held by the Company or its Restricted Subsidiaries. Cash Management Loans management and cash pooling arrangements between the Restricted Group and Millicom and its Subsidiaries in the ordinary course of business. Change in Law Change of Control whereby (i) any Person or group of Persons acting in concert (which does not have control of the Company at the date hereof) acquires control of the Company (whether directly or indirectly), provided, however, that this clause shall not be triggered if such control is acquired by a Person or Persons who are themselves directly or indirectly controlled by Millicom or if such control is acquired through the acquisition of control of Millicom or (ii) all or substantially all of the assets or business of the Company are sold. 50% of the Voting Stock of such Person, the power to appoint and/or remove all or a majority of the members of the board of directors of such Person or otherwise directly or indirectly to control or have the power to control the affairs and policies of such Person. Change of Control Triggering Event Change of Control has occurred and a Rating Decline occurs. Clearstream Société Anonyme, Luxembourg. Code 1986, as amended. Commission time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the U.S. Trust Indenture Act of 1939, then the body performing such duties at such time. Common Stock not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person. Company means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor. Company Order Company by one or more of its Authorized Representatives delivered to the Trustee and,

8 in the case of an Company Order given pursuant to Section 2.02(a), substantially in the form of Exhibit B. Comparable Treasury Issue ited States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity of January 30, 2025. Comparable Treasury Price the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding that redemption date, as set forth in the daily statistical release designated H.l5 (or any successor release) published by the Board of Governors of the U.S. Federal Reserve ch release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for that redemption date. Consolidated EBITDA loss of the Restricted Group, as such amount is determined in accordance with IFRS, plus the sum of the following amounts, in each case, without double counting (losses shall be added (as a positive number) and gains shall be deducted, in each case, to the extent such amounts were included in calculating operating profit): (i) depreciation and amortization expenses; (ii) the net loss or gain on the disposal and impairment of assets; (iii) share-based compensation expenses; (iv) on, other non-cash charges reducing operating profit (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce operating profit to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing operating income (excluding any such non-cash item of income to the extent it represents (a) a receipt of cash payments in any future period, (b) the reversal of an accrual or reserve for a potential cash item that reduced operating income in any prior period and (c) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase operating income in such prior period); (v) any material extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post- employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or

9 any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events); (vi) financial statements pursuant to IFRS (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or joint venture Investment or the amortization or write-off or write-down of amounts thereof, net of taxes; (vii) any reasonable expenses, charges or other costs related to any Equity Offering, Investment, acquisition, disposition, recapitalization or the Incurrence of any Debt, in each case, as determined in good faith by a responsible financial or accounting officer of the Company; (viii) any gains or losses on associates; (ix) any unrealized gains or losses due to changes in the fair value of equity Investments; (x) any unrealized gains or losses due to changes in the fair value of Interest Rate, Currency or Commodity Price Agreements; (xi) any unrealized gains or losses due to changes in the carrying value of put options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary of the Company, joint venture or associate; (xii) any unrealized gains or losses due to changes in the carrying value of call options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary of the Company, joint venture or associate; (xiii) any net foreign exchange gains or losses; (xiv) cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies; (xv) accruals and reserves that are established or adjusted within twelve months after the closing date of any acquisition that are so required to be established or adjusted as a result of such acquisition in accordance with IFRS; (xvi) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Company or a Restricted Subsidiary has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable

10 event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period); (xvii) the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets; (xviii) any net gain (or loss) realized upon any Sale/Leaseback Transaction that is not sold or otherwise disposed of in the ordinary course of business, determined in good faith by a responsible financial or accounting officer of the Company; (xix) the amount of loss on the sale or transfer of any assets in connection with an asset securitization program, receivables factoring transaction or other receivables transaction (including, without limitation, a Qualified Receivables Transaction); and (xx) Specified Legal Expenses. For the purposes of calculating Consolidated EBITDA for any period, as of such date of determination: (1) if, since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Disposition or disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a Sale calculation to be made hereunder, then Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; (2) if, since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such Purchase connection with a transaction causing a calculation to be made hereunder, then Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; (3) if, since the beginning of such period any Person (that became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clauses (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period, including anticipated synergies and cost savings as if such Sale or Purchase occurred on the first day of such period;

11 (4) whenever pro forma effect is applied, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company (including in respect of anticipated synergies and cost savings) as though the full effect of synergies and cost savings were realized on the first day of the relevant period and shall also include the reasonably anticipated full run rate cost savings effect (as calculated in good faith by a responsible financial or chief accounting officer of the Company) of cost savings programs that have been initiated by the Company or its Subsidiaries as though such cost savings programs had been fully implemented on the first day of the relevant period; provided that if the aggregate amount of such anticipated synergies and cost savings exceed 5.0% of Consolidated EBITDA (calculated without reference to the applicable Purchase or Sale), such amounts are confirmed by a reputable, independent third party advisor; (5) for the purposes of determining the amount of Consolidated EBITDA under this definition denominated in a foreign currency, the Company may, at its option, calculate the U.S. Dollar equivalent amount of such Consolidated EBITDA based on either (i) the weighted average exchange rates for the relevant period used in the consolidated financial statements of the Company for such relevant period or (ii) the relevant currency exchange rate in effect on the Issue Date; and (6) the amount of any fees payable by any person in the Restricted Group to another person in the Restricted Group or Millicom or any of its Subsidiaries in connection with any services rendered (including, without limitation, any Value Creation Fees and similar fees) shall be excluded. For the purpose of calculating the Consolidated EBITDA of the Company, any Joint Venture Consolidated EBITDA shall be added to the amount determined in accordance with the foregoing. Consolidated Interest Expense expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Group for such period calculated on a consolidated basis in accordance with IFRS, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends (other than with respect to Redeemable Stock) declared and paid or payable; (v) accrued Redeemable Stock dividends, whether or not declared or paid; and (vi) interest on Debt guaranteed by the Company or any member of its Restricted Group. Capital Lease Obligations, or (b) interest on Debt owed to Millicom or any Subsidiary of Millicom. Corporate Trust Office Registrar at which the corporate trust business of the Trustee or Note Registrar, as the

12 case may be, shall at any particular time be principally administered, which at the time of the execution of this Indenture (a) for Note transfer/surrender purposes, is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Facsimile: (973) 461- 7191 or (973) 461-7192, Attention: Agency & Trust - Cable Onda S.A., and (b) for all other purposes, is located at 388 Greenwich Street, New York, New York 10013, Facsimile: (212) 816-5527, Attention: Agency & Trust Cable Onda S.A. Covenant Defeasance Section 12.03. Credit Facility purchase agreement, indenture, purchase money financing, commercial paper facility or overdraft facility with banks or other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Debt, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended, in whole or in part from time to time, and in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including, but not limited to, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without Credit Facility agreement or instrument (i) changing the maturity of any Debt Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Debt Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof. Debt is to all or a portion of the assets of such Person and whether or not contingent: (i) the principal of and premium, if any, in respect of every obligation of such Person for money borrowed; (ii) the principal of and premium, if any, in respect of every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) every acceptances or similar facilities issued for the account of such Person (but only to the extent such obligations are not reimbursed within 30 days following receipt by such Person of a demand for reimbursement); and (iv) the principal component of every obligation of the type referred to in clauses (i) through (iii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or mination as used herein represented by (1) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with IFRS, (2) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and (3) any amount of Debt that has been cash-collateralized, to

13 the extent so cash-collateralized, shall be excluded from any calculation of Debt. Notwithstanding anything else to the contrary, for all purposes under this Indenture, the amount of Debt Incurred, repaid, redeemed, repurchased or otherwise acquired by a Subsidiary of the Company shall equal the liability in respect thereof determined in accordance with IFRS and reflected on financial position. Debt (a) Cash Management Loans; (b) any liability of the Company or any of its Subsidiaries attributable to a synthetic instrument or any other arrangement or agreement to the extent such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with IFRS and recorded as a current financial position; (c) any Restricted MFS Cash; (d) any liability of the Company attributable to a put option or similar instrument, arrangement or agreement entered into after the Issue Date granted by the Company relating to an interest in any other entity, in each case to the extent such option has not been exercised or such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with IFRS, and recorded as a current l financial position; (e) any standby letter of credit, performance bond or surety bond provided by the Company or any of its Subsidiaries that is customary in the Related Business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon, are honored in accordance with their terms; (f) any deposits or prepayments received by the Company or a Subsidiary of the Company from a customer or subscriber for its service and any other deferred or prepaid revenue; (g) any obligations to make payments in relation to earn outs; (h) Debt which is in the nature of equity (other than Redeemable Stock) or equity derivatives; (i) Capital Lease Obligations or operating leases; (j) Receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt any debt in respect of Qualified Receivables Transactions, including without limitation guarantees by a Receivables Entity of the obligations of another Receivables Entity;

14 (k) pension obligations or any obligation under employee plans or employment agreements; (l) other Debt; (m) any payments or liability for assets acquired or services supplied deferred (including trade payables) in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied; (n) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock or, with respect to any Subsidiary, any Preferred Stock (including, in each case, any accrued dividends); (o) any Debt (contingent or otherwise) which, when incurred, is without recourse to the Company or any Restricted Subsidiary, as applicable; and (p) the net obligations of such Person under any Interest Rate, Currency or Commodity Price Agreement. Default means an event that with the passing of time or the giving of notice, or both would constitute an Event of Default. Defaulted Interest Section 2.14(b). Defeasance Section 12.02. DTC Early Tax Redemption Section 4.01(a). Early Tax Redemption Date Section 4.01(c). Early Tax Redemption Price Section 4.01(c). Equity Offering Holding Company of the Company pursuant to which the Net Cash Proceeds are contributed to the Company in the form of a subscription for, or a capital contribution in respect of, Qualified Capital Stock of the Company. Euroclear System, N.V. Euro MTF embourg Stock Exchange. Event of Default Section 6.01.

15 Excess Proceeds . Excess Proceeds Offer Exchange Act and in effect from time to time. Excluded Additional Amounts Section 2.15(a). Excluded Contributions from: (i) contributions to its common equity capital; (ii) any stockholder loans; or (iii) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any of its Subsidiaries) of Capital Stock (other than Redeemable Stock) of the Company; Certificate executed by the principal financial officer of the Company on the date such capital contributions are made or the date such equity interests are sold, as the case may be. Expiration Date Section 4.09(b). FATCA First Redemption Date January 30, 2025. Fiscal Year each calendar year, subject to modification from time to time which shall be promptly notified to the Trustee in writing. Fitch itch Ratings, Inc. and its successors. GAAP Global Note the Registered Depositary (or its nominee), as depositary for the beneficial owners thereof, including any Rule 144A Global Note or any Regulation S Global Note. Government Securities by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein.

16 Governmental Authority body, any court, tribunal or authority or any public legal entity or public agency of Panama or the United States or any other jurisdiction whether created by federal, provincial or local government, or any other legal entity now existing or hereafter created, or now or hereafter controlled, directly or indirectly, by any public legal entity or public agency of any of the foregoing. Gradation change to another + - Categories (e.g., a decline from BB+ to BB would constitute a decrease of one tegories (e.g., a decline from Ba1 to Ba2 would constitute a decrease of one Gradation), or (iii) the Guarantee such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so , provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business. Holding Company legally and Beneficially Owns more than 50% of the Voting Stock and/or Capital Stock of another Person, either directly or through one or more Subsidiaries. IFRS the International Accounting Standards Board or any successor board or agency as in effect on the Issue Date; provided that the Company may, at any time, irrevocably elect by written notice to the Trustee to use IFRS as in effect from time to time, and, upon such notice, references herein to IFRS shall thereafter be construed to mean IFRS as in effect from time to time. The Company also may, at any time, irrevocably elect by written notice to the Trustee to use GAAP as in effect from time to time in lieu of IFRS and, upon such notice, references herein to IFRS shall thereafter be construed to mean GAAP as in effect from time to time. Incur create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation, including by acquisition of Subsidiaries (the Debt of any other Person becoming a Subsidiary of such

17 Person being deemed for this purpose to have been incurred at the time such other Person becomes a Subsidiary), or the recording, as required pursuant to IFRS or otherwise, of any su foregoing); provided, however, that a change in IFRS that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Indebtedness present, future, actual or contingent) pursuant to an agreement or instrument involving or evidencing money borrowed or received, the advance of credit, a conditional sale or transfer with recourse or with an obligation to repurchase or pursuant to a lease with substantially the same economic effect as any such agreement or instrument and which, under IFRS, would constitute a capitalized lease obligation. Indenture Independent Investment Banker Initial Purchasers Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc., acting as such pursuant to the Purchase Agreement. Interest Payment Date Section 2.07. Interest Period ending on the day before the next Interest Payment Date, or, in the case of the initial Interest Period, the period beginning on the Issue Date and ending on the day before the first Interest Payment Date. Interest Rate, Currency or Commodity Price Agreement means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business). Intergroup Subordinated Loans ans (a) Debt of the Restricted Group owed to Millicom or any of its Subsidiaries (other than the Restricted Group) and (b) Debt of Millicom or any of its Subsidiaries (other than the Restricted Group) owed to any of the Restricted Group that, in each case, (1) will not have the benefit of any negative pledge covenant, collateral or security interest, (2) the terms of which provide that, in the event that (a) an installment of interest with respect to such Debt is not paid on the applicable interest payment date or (b) the principal of, or premium, if any, on any such Debt is not paid on the stated maturity or other date set for redemption, then the obligation to make such payment on such interest payment date, maturity date or other redemption date will not be a default under such Debt until after the maturity date of the Notes, and (3) the

18 terms of which provide that no amount will be payable in bankruptcy, liquidation or any similar proceeding with respect to the Person Incurring such Debt until all claims of senior creditors of such Person, including, without limitation, the Holders of the Notes, admitted in such proceeding have been satisfied. Investment extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include (a) trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person, or (b) commission, travel, payroll, entertainment, relocation and similar advances to officers and employees and profit sharing and other employee benefit plan contributions made in the ordinary course of business. Investment Grade - or above in the case of Fitch (or its equivalent under any successor Rating Categories of Fitch), (ii) Baa3 or above, in the and (iii) the equivalent in respect of the Rating Categories of any other Rating Agencies. Issue Date November 1, 2019. Joint Venture Consolidated EBITDA of (i) the Consolidated EBITDA of any joint venture (determined in good faith by a responsible financial or accounting officer of the Company on the same basis as provided n was to such joint venture) whose financial results are not consolidated with those of the Company in accordance with IFRS and (ii) a percentage equal to the direct equity ownership percentage of the Company and/or its Subsidiaries in the Capital Stock of such joint venture and its Subsidiaries. LatinClear Law ordinance, treaty, order, decree, judgment, decision, certificate, holding, or injunction, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof. LCT Election LCT Test Date Legend Section 2.12(j).

19 Leverage Ratio, Incurrence) of Debt, means the ratio of (i) the consolidated principal amount of Debt of the Company and its Restricted Group outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to (a) the Incurrence of such Debt and any other Debt Incurred since such balance sheet date, (b) the receipt and application of the proceeds thereof and (c) (without duplication) the repayment, redemption or repurchase of any other Debt since such balance sheet date, to (ii) Consolidated EBITDA for the last four full fiscal quarters prior to the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied, or such other Debt had been repaid, redeemed or repurchased, as applicable, at the beginning of such four fiscal quarter period. Lien mortgage, pledge, security interest, lien, charge, encumbrance, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). Limited Condition Transaction each case, by one or more of the Company and its Restricted Subsidiaries of any assets, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment. Luxembourg Paying Agent Agent in the preamble to this Indenture and its successors and assigns, according to Section 7.12(b). Majority Noteholders principal amount of the Notes then Outstanding at any time. Market Capitalization and outstanding shares of Capital Stock of the Company on the date of the declaration of the relevant dividend, multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend. Material Subsidiary -02(w) of Regulation S-X under the Securities Act of 1933, as amended in effect on the date hereof. Maturity respect to any Note, means the date on which the principal of such Note becomes due and payable as therein provided or as provided in

20 this Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise. Millicom and its successors. s Service, Inc. and its successors. Net Available Proceeds marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any Related Assets and other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by the Company or any Restricted Subsidiary, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition; (ii) all payments made by the Company or any Restricted Subsidiary, on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Debt or Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition; (iii) all distributions and other payments made to result of such Asset Disposition; and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve in accordance with IFRS, against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of this Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction. Net Cash Proceeds any Incurrence of Debt, means the cash proceeds of such issuance or sale or such fees, listing fees, discounts or commissions and brokerage, consultant and other fees, expenses and charges actually Incurred in connection with such issuance or sale or such Incurrence and net of taxes paid or payable (in the good faith determination of the Company) in connection with such issuance or sale or such Incurrence (including any repatriation of the proceeds of such sale or Incurrence). Non-Permitted Holder Section 2.12(n). Non-U.S. Person U.S. person Regulation S under the Securities Act.

21 Note Guarantee Noteholder Holder the Note Register. Note Rate Section 2.07. Note Register Section 2.12(a). Note Registrar Section 2.12(a). Notes Offer Section 4.09(b). Offer to Purchase Section 4.09(a). Offering Memorandum the Notes dated as of October 28, 2019. of the Board, any Director, the Chief Executive Officer, the Chief Operating Officer, any Senior Vice President, or the Secretary of the Board of the Company, and delivered to the Trustee. Opinion of Counsel requirements of Section 13.01 from any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Company, whether or not such counsel is an employee of the Company. Optional Redemption the Company as set forth in Sections 4.02, 4.03 and 4.10. Optional Redemption Date to Sections 4.02, 4.03 or 4.10. Optional Redemption Price pursuant to Sections 4.02, 4.03 or 4.10. Outstanding used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except: (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company

22 shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (iii) Notes which have been paid or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. Panamanian Note 2.20 of this Indenture. Pari Passu Debt of payment to the Notes. Paying Agent that is authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company in accordance with this Indenture. Payment Date other date on which payments on the Notes in respect of principal, interest or other amounts, including as a result of any acceleration of the Notes, are required to be paid pursuant to this Indenture or the Notes. Permitted Asset Swap or exchange of related business assets or a combination of related business assets, cash and Cash Equivalents between the Company or any of its Subsidiaries and another Person. Permitted Debt Section 5.04(b). Permitted Investments Investments in (a) Cash Equivalents or (b) deposit accounts, certificates of deposit and time deposits and money market deposits, or trust company which is organized under the laws of the jurisdiction in which the provided provided

24 rel -off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution; (c) Liens on the property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Restricted Group taken as a whole; (d) Liens on property at the time the Company or any Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any Restricted Subsidiary; (e) Liens on the property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any other Restricted Subsidiary that is not a direct or, prior to such time, indirect Subsidiary of such Person; (f) pledges or deposits by the Company or any Restricted Subsidiary under good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (g) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; (h) any provision for the retention of title to any property by the vendor or transferor of such property which property is acquired by the Company or a Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Company or a Restricted Subsidiary and for which kind of transaction it is customary market practice for such retention of title provision to be included; (i) Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in a Default hereunder so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order have not been fully terminated or the period within which such proceedings may be initiated has not expired and any Liens that are required to protect or enforce rights in

25 any administrative, arbitration or other court proceeding in the ordinary course of business; (j) Liens securing any Credit Facility permitted under clause (iii) of Section 5.04(b), or any Interest Rate, Currency or Commodity Price Agreement; (k) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary; (l) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any real property leased by the Company or any Restricted Subsidiary or similar agreements relating thereto and any condemnation or eminent domain proceedings or compulsory purchase order affecting real property; (m) Liens existing on the date of this Indenture; (n) Liens in favor of the Company or any Restricted Subsidiary; (o) Liens on insurance policies and the proceeds thereof, or other deposits, to secure insurance premium financings in respect of the Company or any of its Restricted Subsidiaries; (p) Liens arising from financing statement filings (or other similar filings in any applicable jurisdiction) regarding operating leases entered into by any Restricted Subsidiary of the Company in the ordinary course of business; (q) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit issued to facilitate the purchase, shipment or storage of such inventory or other goods; (r) Liens on property of the Company or any Restricted Subsidiary of the Company to secure Debt Incurred by the Company or such Restricted Subsidiary pursuant to clauses (viii), (ix), (x) and (xi) of Section 5.04(b); (s) Liens for the purpose of securing the payment of all or a part of the purchase price of Capital Lease Obligations or payments Incurred by the Company or its Subsidiaries to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that such Liens do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto; (t) Liens on the property of the Company or any Restricted Subsidiary to replace in whole or in part, any Lien described in the foregoing clauses (a) through (s); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could

26 secure) the Debt being refinanced or in respect of property that is the security for a Permitted Lien hereunder; (u) any interest or title of a lessor under any Capital Lease Obligation or operating lease; (v) Liens on any escrow account used in connection with an acquisition of property or Capital Stock of any Person or pre-funding a refinancing of Debt otherwise permitted by this Indenture; (w) financial institutions arising from any netting or set-off arrangement substantially consistent with its current practice for the purpose of netting debt and credit balances substantially consistent with the arrangements; (x) Liens Incurred in the ordinary course of business of the Company or any of its Subsidiaries with respect to obligations that do not exceed the greater of $20.0 million or 3.0% of Total Assets at any one time outstanding and that do not in the aggregate materially detract from the value of the property of the Company and the Restricted Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (y) Liens over cash or other assets that secure collateralized obligations Incurred as Permitted Debt; provided that the amount of cash collateral does not exceed the principal amount of the Permitted Debt; (z) Liens on Receivables and related assets of the type described in the Receivables Transaction, and Liens on Investments in Receivables Entities; (aa) Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Transaction; (bb) Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Transaction; (cc) Liens arising in connection with other sales of Receivables permitted hereunder without recourse to the Company or any of its Subsidiaries; (dd) Liens securing Debt or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; (ee) Liens in respect of the ownership interests in, or assets owned by, any joint ventures or similar arrangements, other than joint ventures and similar arrangements that are Restricted Subsidiaries, securing obligations of such joint ventures or similar agreements;

27 (ff) any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; (gg) Liens for the benefit of the holders of the Notes; and (hh) Liens over rights under loan agreements relating to, or over notes or similar instruments evidencing, the on-loan of proceeds received by a Restricted Subsidiary from the issuance of Debt, which Liens are created to secure payment of such Debt. Permitted Refinancing Debt defeasances, discharges, refinancings or replacements (each, for purposes of this definition and clause (vii) of Section 5.04(b) refinancing Company or a Restricted Subsidiary of the Company or pursuant to this definition, including any successive refinancings, as long as: (i) such Permitted Refinancing Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of: (a) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value plus all accrued interest) then outstanding of the Debt being refinanced; and (b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing; (ii) such Permitted Refinancing Debt has (a) a Stated Maturity that is either (1) no earlier than the Stated Maturity of the Debt being refinanced or (2) after the Stated Maturity of the Notes and (b) a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Debt being refinanced; and (iii) if the Debt being refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Debt is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Debt being refinanced; and (iv)if the Company was the obligor on the Debt being refinanced, such Permitted Refinancing Debt is Incurred by the Company. Permitted Refinancing Debt in respect of any Credit Facility or any other Debt may be Incurred from time to time after the termination, discharge or repayment of all or any part of such Credit Facility or other Debt. Person partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature. Place of Payment, agency of the Trustee maintained pursuant to Section 5.01 and such other place or places, if any, where the principal of and interest on the Notes are payable as specified herein.

28 Predecessor Note Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; for the purposes of this definition, any Note authenticated and delivered under Section 2.13 in exchange for or in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the mutilated, lost, destroyed or stolen Note. Preferred Stock Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person. Principal Paying Agent initially Citibank, N.A., in its capacity as the principal Paying Agent and its successors and assigns. Process Agent Section 13.15(b). PSE Bolsa de Valores de Panamá). PSE Auction the date hereof. Purchase Agreement October 28, 2019, among the Company and the Initial Purchasers. Purchase Amount Section 4.09(b)(iii). Purchase Date Section 4.09(b). Purchase Money Obligations the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise. Purchase Price Section 4.09(b)(iv). Purchasing Party Section 4.09(a). QIB Rule 144A under the Securities Act. Qualified Capital Stock Person other than Redeemable Stock. Qualified Receivables Transaction transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may

29 sell, convey or otherwise transfer to (i) a Receivables Entity (in the case of a transfer by the Company or any of the Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Entity), or may grant a Lien in, any Receivables (whether now existing or arising in the future) of the Company or any of the Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all Guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which Liens are customarily granted, in connection with asset securitization involving Receivables and any Interest Rate, Currency or Commodity Price Agreement entered into by the Company or any such Restricted Subsidiary in connection with such Receivables. Rating Agency nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Rating Category + - , CCC, , Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories), and (iii) the equivalent Rating Decline will be deemed to have occurred if at any time from the earlier of the date of public notice of (i) a Change of Control or (ii) the the intention of any Person to effect a Change of Control until the end of the 90 day period following the occurrence of a Change of Control (which period shall in either event be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency), the rating of the Notes is decreased by either Rating Agency by two or more Gradations and such rating decline is expressly stated to be due to a Change of Control. Receivable eans a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an Commercial Code as in effect in as so defined. Receivables Entity another Person in which the Company or any Subsidiary of the Company makes an Investment or to which the Company or any Subsidiary of the Company transfers Receivables and related assets) which engages in no activities other than in connection

31 dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. Record Date January 15 or July 15, as the case may be, immediately preceding an Interest Payment Date. Redeemable Stock any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes. Reference Treasury Dealer Securities LLC, BNP Paribas Securities Corp., Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc. or any of their respective affiliates which are primary United States Government security dealers; provided, however, that if any of the foregoing shall cease Primary Treasury Dealer investment banking firm that is a Primary Treasury Dealer. Reference Treasury Dealer Quotation Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date. Registered Depositary whole or in part in the form of one or more Global Notes, The Depository Trust Company, having a principal office at 55 Water Street, New York, New York 10041- 0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Company shall designate Regulation S amended and in effect from time to time. Regulation S Global Note Section 2.05(c). Related Assets and properties, whether tangible or intangible (including ownership interests), used or intended for use in connection with a Related Business. Related Business are engaged, directly or indirectly, that consists primarily of, or are related to, operating,

32 acquiring, developing or constructing any telecommunications services (including, without limitation, fixed and mobile telephony, broadband internet, network-related services, cable television, broadcast content, network-neutral services, electronic, transactional, financial and commercial services related to the provision of telephony or internet services) and related businesses. Related Person indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person. Relevant Taxing Jurisdiction Section 2.15(a). Remaining Scheduled Payments Note to be redeemed, the sum of (i) the redemption price of such Note on the First Redemption Date, such redemption price being set forth in Section 4.02(b), plus (ii) all required interest payments due on such Note through the First Redemption Date that would be due after the date on which such Note is being redeemed; provided, however, that, if that redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date. Repurchase Event Repurchase Price Responsible Officer in the Corporate Trust Office having direct responsibility for the administration of this Indenture (or any successor group of the Trustee), or any other officer of the Trustee to familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture. Restricted Cash in accordance with IFRS. Restricted Group, s the Company and the Restricted Subsidiaries, taken together on a consolidated basis. Restricted MFS Cash to any cash paid in or deposited by or held on behalf of any customer or dealer of, or any consolidated statement of financial position of the Company, together with any interest thereon. Restricted Payment Section 5.05.

33 Restricted Subsidiary n an Restricted Subsidiaries Subsidiary, collectively. Revolving Credit Facility 2017, by and among Millicom International Cellular S.A., and The Bank of Nova Scotia, BNP Paribas, Citigroup Global Markets Limited, DNB Markets, a part of DNB Bank DNB Nordea Bank AB (Publ), Standard Chartered Bank, the other Lenders party thereto, and DNB, acting as agent, relating to a credit facility initially providing for loans in a total aggregate principal amount of up to $600,000,000. Rule 144 and in effect from time to time. Rule 144A means Rule 144A promulgated under the Securities Act, as amended and in effect from time to time. Rule 144A Global Note Section 2.05(b) hereof. Sale/Leaseback Transaction owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person. Securities Act from time to time. Securitization Obligation Receivables Entity. Senior Secured Debt of any date of determination, any Debt of the Company or any Restricted Subsidiary that is secured by a security interest in any assets of the Company or any of its Subsidiaries. Shareholder Loans Company that is issued to and held by an equity owner of the Company or such Subsidiary, other than the Company or a Subsidiary of the Company, that, in each case, (1) will not have the benefit of any negative pledge covenant, collateral or security interest, (2) the terms of which provide that, in the event that (a) an installment of interest with respect to such Debt is not paid on the applicable interest payment date or (b) the principal of, or premium, if any, on any such Debt is not paid on the stated maturity or other date set for redemption, then the obligation to make such payment on such interest payment date, maturity date or other redemption date will not be a default under such Debt until after the maturity date of the Notes, and (3) the terms of which provide that no amount will be payable in bankruptcy, liquidation or any similar proceeding with respect to the Person Incurring such Debt until all claims of senior creditors of such Person,

34 including, without limitation, the Holders, admitted in such proceeding have been satisfied. SMV (Superintendencia de Mercado de Valores de Panamá). Special Record Date Section 2.14(b). Specified Legal Expenses extraordinary, non- penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative). Standard Securitization Undertakings covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in a securitization of Receivables transactions, including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking. Stated Maturity interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred). Subsidiary combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof. Subsidiary Guarantor provided a Note Guarantee and its respective successors until released from its obligations under its Note Guarantee and this Indenture in accordance with the terms of this Indenture, as amended and supplemented. Taxes Section 2.15(a). Telefónica Panamá successors.

35 Total Assets ancial position prepared on the basis of IFRS prior to the relevant date of determination calculated to give pro forma effect to any acquisitions (including through mergers or consolidations) and dispositions that have occurred subsequent to such period, including any such acquisitions to be made with the proceeds of Debt giving rise to the need to calculate Total Assets. Tower Equipment services, excluding telecommunications equipment, but including, without limitation, towers (including tower lights and lightning rods), power breakers, deep cycle batteries, generators, voltage regulators, main AC power, rooftop masts, cable ladders, grounding, walls and fences, access roads, shelters, air conditioners and BTS batteries owned by the Company or any Subsidiary of the Company. Transaction Documents Transfer Agent initially Citibank, N.A., in its capacity as the Transfer Agent and its successors and assigns and any other Person appointed as a Transfer Agent hereunder in accordance with the terms hereof. Treasury Rate ate per annum equal to the semiannual equivalent yield to the First Redemption Date (computed as of the third Business Day immediately preceding the redemption date of such Note) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. Trustee Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, a United States U.S. Unrestricted Subsidiary of the Company designated below and (2) any Subsidiary of provided (A) no Default with respect to any Debt of such Subsidiary or any Subsidiary (other than any Unrestricted Subsidiary) of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of Debt to declare a Default on such Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, and (B) if the Subsidiary to be so designated has total assets in excess of $250,000, the Company could make a Restricted Payment as a Permitted Investment in an amount equal to the fair market value Section 5.05 and such

36 amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. U.S. Dollar Equivalent currency other than U.S. Dollars, at any time of determination thereof, the amount of U.S. Dollars obtained by translating such other currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable other currency as published in the Financial Times on the date that is two Business Days prior to such determination. U.S. Dollars $ U.S. Person U.S. person S under the Securities Act. Value Creation Fees stewardship fees, service fees and any other fees paid by any of the Restricted Group to Millicom or any of its Subsidiaries (other than the Restricted Group). Voting Stock n means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency. Weighted Average Life to Maturity Preferred Stock at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Debt or liquidation preference of such Preferred Stock, as the case may be, into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or upon mandatory redemption, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment. Wholly Owned Subsidiary in respect of any Person, a Person, all of the Capital Stock of which (other than (a) amount of shares required to be owned by other Persons pursuant to applicable law, regulation or to ensure limited liability and (b) in the case of a Receivables Entity, shares held by a Person that is not an Affiliate of the Company solely for the purpose of major events with respect to such Receivables Entity, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events) is owned by that Person directly or (ii) indirectly by a Person that satisfies the requirements of clause (i). Section 1.02. Construction. For all purposes of this Indenture (and for all purposes of any other Transaction Document or any other instrument or agreement that

37 incorporates provisions of this Indenture by reference), except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Article have the meanings assigned to them in this Article 1, and include the plural as well as the singular; (b) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and (iii) all calculations made for the purposes of determining compliance with this Indenture shall (except as otherwise expressly provided herein) be made in accordance with, or by application of, IFRS; (c) unless otherwise specified, all references in this Indenture (including the Articles, Sections and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture; (d) import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; (e) unless the context clearly indicates otherwise, pronouns having a masculine or feminine gender shall be deemed to include the other; (f) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Transaction Documents and shall include any agreement, contract, instrument or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the other Transaction Documents; (g) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents including, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; and (h) unless Law particular Law shall include Laws or such particular Law as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, modifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this Indenture.

38 ARTICLE 2 THE NOTES Section 2.01. Designation. (a) There is hereby created a series of 4.500% Senior Notes due 2030 in the initial aggregate principal amount of $600,000,000 which are to be issued pursuant to this Indenture. (b) Each Note shall constitute Indebtedness of the Company payable out of the secured and unsubordinated Indebtedness of the Company and shall at all times rank pari passu present and future unsubordinated, unsecured Indebtedness from time to time outstanding. Section 2.02. Authentication and Delivery of Notes. (a) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with an Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise. (b) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, in the form provided for in Section 2.04 hereof, executed by the Trustee by the manual signature of any Authorized Officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. (c) The Trustee shall have the right to decline to authenticate and deliver the Notes under this Section 2.02 if the Trustee determines that such action may not lawfully be taken by the Company or the Trustee or if the Trustee in good faith with appropriate authority shall determine that such action does not comply with the provisions of this Indenture or any document or instrument delivered in connection herewith, or could expose the Trustee to personal liability. Prior to the authentication and delivery of the Notes, the Trustee shall also receive such other funds, accounts, documents, certificates, instruments or opinions as may be required hereunder or it may request in order to provide it with assurances that all action necessary in connection herewith has been taken. (d) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued or sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.17 together with a written statement (which may be in the form of Exhibit G hereto and need not comply with Section 13.02 or be accompanied by an Opinion of Counsel) stating that such Note has never been issued or sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof. The

39 cancellation of any such Note shall be effective upon receipt of such Note together with such written statement in each case either manually or by facsimile. Section 2.03. Aggregate Amount; Additional Notes. (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. (b) Subject to compliance with Section 5.04 hereof, the Company may from time to time issue additional n Additional Notes pari passu with each of the Notes and with the same terms as to status, redemption and otherwise as such Notes (except for payment of interest accruing prior to the issue date of such Additional Notes or for the first payment of interest following the issue date of such Additional Notes). The Additional Notes will be consolidated and treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase, with the Notes initially issued pursuant to this Indenture. (c) All Additional Notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take benefit of all the terms, conditions and provisions of this Indenture except that interest will accrue on the Additional Notes from their date of issuance; provided, however, that unless such Additional Notes are issued under a separate CUSIP number, such Additional Notes must be fungible with the Notes for U.S. federal income tax purposes. Section 2.04. tion authentication on all Notes shall be in substantially the following form: -mentioned Indenture. Citibank, N.A., as Trustee By: Authorized Officer Section 2.05. Form of the Notes. Forms Generally. (a) The form of the Notes shall be as set forth in the applicable portion of Exhibit A hereto. (b) Rule 144A Global Notes. The Notes initially sold in the United States to any U.S. Person that is a QIB shall be issued in the form of one or more permanent global notes for the Notes in definitive, fully registered form without interest coupons substantially in the form of Exhibit A-1 Rule 144A Global Note alf of the subscribers of such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, the Registered Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

40 (c) Regulation S Global Notes. The Notes initially sold outside the United States to Non-U.S. Persons in accordance with Regulation S may be issued in the form of one or more permanent global notes in definitive, fully registered form without interest coupons substantially in the form of Exhibit A-2 Regulation S Global Note subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, the Registered Depositary for the respective accounts of Euroclear and Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. (d) Book-Entry Provisions. This Section 2.05(d) shall apply only to Global Notes deposited with or on behalf of the Registered Depositary. (i) Global Notes insofar as interests in such Global Notes are held by the members or participants of Euroclear or Clearstream, as the case may be. (ii) Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Trustee, as custodian for the Registered Depositary, and the Registered Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Registered Depositary or impair, as between the Registered Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial interest in any Global Note. (e) At such time as all beneficial interests in a particular Global Note have been exchanged for Notes in definitive form or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.17. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or in the form of Notes in definitive form, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Registered Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Registered Depositary at the direction of the Trustee to reflect such increase.

41 (f) The forms of Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be applicable thereto or determined by officers of the Company executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereof on the face of the Note. If the Notes conflict or are inconsistent with the provisions of this Indenture, then this Indenture shall control. Section 2.06. Maturity of the Notes. The Notes shall mature on January 30, 2030 Stated Maturity provided that no payments in respect of the principal of the Notes shall be paid prior to the Stated Maturity except in the case of the occurrence of an Event of Default and acceleration of the aggregate outstanding principal amount of the Notes or upon redemption prior to the Stated Maturity pursuant to Article 4 hereof or Section 2.21. Section 2.07. Interest. Interest shall accrue on the Notes from the Issue Date at the rate of 4.500 Note Rate shall be paid by the Company to the Trustee pursuant to Section 2.14 and distributed by the Trustee in accordance with this Indenture semiannually in arrears on January 30 and July 30 Interest Payment Date Business Day, the next succeeding Business Day following such day) during which any portion of the Notes shall be Outstanding, commencing on January 30, 2020 to the Person in whose name a Note is registered at the close of business on the preceding Record Date. Interest shall be calculated based on a 360-day year of twelve 30-day months. Notwithstanding anything herein to the contrary, interest on the Notes at the Note Rate shall continue to accrue in the event such interest is not paid on the scheduled Interest deemed to include any Additional Amounts pursuant to Section 2.15 of this Indenture, unless the context otherwise specifically requires. Section 2.08. Record Date. The Trustee and each Authorized Agent may treat the Person in whose name any Note is registered on the applicable Record Date as the Noteholder for all purposes under this Indenture. Section 2.09. Issuance. The Notes shall be issued only in a transaction exempt from registration under the Securities Act to (a) (b) other permitted Persons or entities pursuant to Regulation S under the Securities Act. The Notes shall be subject to restrictions on transfer and resale as provided in Section 2.12 hereof. Section 2.10. Denominations, etc. The Notes shall be issued only in fully registered form, without coupons and as otherwise provided herein. Notes sold pursuant to Rule 144A shall be issued in the form of one or more Rule 144A Global Notes in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

42 Notes sold pursuant to Regulation S shall be issued in the form of one or more Global Notes in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. Beneficial interests in any Global Notes shall be shown on, and transfers thereof shall be effected only through, the book-entry records maintained by the Registered Depositary and its participants. Notes issued in physical, certificated, non-global form shall not be permitted to be traded through the facilities of the Registered Depositary, except in connection with a transfer of a Note in certificated, non-global form to a transferee that takes delivery in the form of beneficial interests in a Global Note pursuant to Rule 144A or Regulation S, as the case may be. Section 2.11. Execution of Notes. (a) The Notes shall be executed on behalf of the Company by one or more of its Authorized Representatives. The signature of any such officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. (b) Pending the preparation of definitive Notes as contemplated in Section 2.05, the Company may execute, and upon a Company Order, the Trustee shall authenticate and deliver, temporary Notes, including temporary global notes, that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Representatives executing such Notes may determine, as conclusively evidenced by their execution of such Notes. (c) If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or produced by any combination of these methods, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Authorized Representatives executing such definitive Notes, as evidenced by their execution of such Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Company for such purpose under Section 5.01, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and upon receipt of the Company Order, the Trustee shall authenticate and deliver in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes. Section 2.12. Registration; Restrictions on Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Note Registrar a register which, subject to such reasonable procedures as the Company may prescribe, shall provide for the registration of Notes and for the registration of transfers and exchanges of Notes. This register and, if there shall be more than one Note Registrar, the

43 combined registers maintained by all such note registrars, are herein sometimes referred to Note Register the purpose of registering Notes and transfers and exchanges of Notes as herein provided. Upon any resignation or removal of the Note Registrar, the Company shall promptly appoint a successor, or in the absence of such appointment, assume the duties of such Note Registrar. The Company may appoint one or more co-registrars. No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes. (b) If a Person other than the Trustee is appointed by the Company as Note Registrar, the Company will give the Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon such Note Register as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes. (c) Subject to the provisions of this Section 2.12, at the option of the Noteholder, certificated Notes may be exchanged for other certificated Notes of the same class, in any authorized denominations and of a like original principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Trustee or such other office as the Trustee may designate for such purposes. Whenever any certificated Notes are surrendered for exchange, the Company shall execute, and upon receipt of a Company Order, the Trustee or Authenticating Agent shall authenticate and deliver, the certificated Notes that the Noteholder making the exchange is entitled to receive. (d) Every certificated Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or its attorney duly authorized in writing. (e) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from applicable state or foreign securities laws. (f) No Note may be offered, sold or delivered as part of the distribution by the Initial Purchasers at any time, or otherwise, within the United States or to, or for the benefit of, U.S. Persons except to Persons that are QIBs. The Notes may be sold or resold, as the case may be, outside the United States to Non-U.S. Persons in accordance with Regulation S under the Securities Act.

44 (g) So long as any Global Note remains Outstanding and is held by or on behalf of the Registered Depositary, transfers and exchanges of such Global Note, in whole or in part, shall only be made in accordance with Section 2.05(d) and this Section 2.12(g). (i) Rule 144A Global Notes to Regulation S Global Notes. If a Holder of a beneficial interest in a Rule 144A Global Note deposited with the Registered Depositary wishes at any time to exchange such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer such interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such Noteholder, provided that such Noteholder or, in the case of a transfer, the transferee, is a Non-U.S. Person, subject to the rules and procedures of the Registered Depositary, may exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Note Registrar of (A) instructions given in accordance w Member directing the Note Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the authorized denomination applicable to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) procedures, containing information regarding the participant account of the Registered Depositary to be credited with such increase and (C) a certificate in the form of Exhibit C attached hereto given by the Holder of such beneficial interest stating that the exchange or transfer of such Note has been made in compliance with the transfer restrictions applicable to the Global Notes, then the Note Registrar shall approve the instruction at the Registered Depositary to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred or exchanged and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note. (ii) Regulation S Global Note to Rule 144A Global Note. If a Holder of a beneficial interest in a Regulation S Global Note deposited with the Registered Depositary wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such Noteholder, subject to the rules and procedures of an Agent Member of the Registered Depositary, as the case may be, may exchange or transfer, or cause the exchange or transfer of such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note. Upon receipt by the Note Registrar of (A) instructions from Euroclear, Clearstream and/or the Registered Depositary, as the case may be, directing the Note Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in

45 an amount equal to the beneficial interest in such Regulation S Global Note, but to be exchanged or transferred, such instructions to contain information regarding the participant account with the Registered Depositary to be credited with such increase, (B) a certificate in the form of Exhibit D attached hereto given by the Holder of such beneficial interest and stating, among other things, that, in the case of an exchange, the Noteholder is a QIB or, in the case of a transfer, the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a certificate in the form of Exhibit E attached hereto given by the proposed transferee stating that it is a QIB, then the Note Registrar shall approve the instruction at the Registered Depositary to reduce, or cause to be reduced, the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Note Registrar shall approve the instruction at the Registered Depositary, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note. (h) Owners of beneficial interests in the Global Notes will not be entitled to have Global Notes registered in their names, will not receive or be entitled to receive under the Notes unless (i) the Registered Depositary notifies the Trustee that it is unwilling or unable to continue as depository for the Global Notes or DTC, Euroclear or and a successor depository or clearing agency is not appointed by the Trustee within 90 days after receiving such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes, (iii) an Event of Default with respect to the Notes has occurred and is continuing, or (iv) as a result of any amendment to or change in the laws or regulations of Panama, or of any authority therein or thereof having power to tax, or in the interpretation or administration of such laws or regulations which become effective on or after the Issue Date, the Company, the Trustee or the Principal Paying Agent becomes aware that it is or will be required to make any deduction or withholding from any payment in respect of the Global Notes which would not be required if the Global Notes were not represented by a Global Note,

46 in which event the Company will issue or cause to be issued securities in the form of certificated Notes in exchange for the applicable Global Notes to the beneficial owners of such Global Notes as follows: If a Holder of a beneficial interest in a Global Note exchanges such interest in a Global Note for one or more Certificated Notes as set forth above, such Noteholder may exchange or cause the exchange of such interest for an equivalent beneficial interest in one or more such certificated Notes as provided below. Upon receipt by the Note Registrar of (A) instructions from an Agent Member of the Registered Depositary, directing the Trustee to deliver one or more certificated Notes and (B) written instructions from such Noteholder designating the registered name or names, address and payment instructions of such Noteholder and the number and principal amounts of the applicable certificated Notes to be executed and delivered to such Noteholder (the aggregate principal amounts of such certificated Notes being the same as the beneficial interest in the Global Note to be exchanged), then the Note Registrar shall instruct the Registered Depositary to reduce Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be exchanged, shall record the exchange in the Note Register in accordance with Section 2.12(a) and authenticate and deliver one or more certificated Notes registered as specified in the instructions described in clause (B) above, in authorized denominations. (i) Certificated Note to Certificated Note. If a Holder of a certificated Note wishes at any time to transfer such certificated Note to another Person, such Noteholder may transfer, or cause the transfer of, such certificated Note as provided below. Upon receipt by the Note Registrar of (A) such Not endorsed for assignment to the transferee and (B) such certificates and other documents that the Trustee may require given by the proposed transferee, then the Note Registrar shall cancel such certificated Note in accordance with Section 2.17, record the transfer in the Note Register in accordance with Section 2.12(a) and, upon execution by the Company and receipt of a Company Order, authenticate and deliver one or more certificated Notes bearing the same designation as the certificated Notes endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the certificated Notes surrendered by the transferor), and in authorized denominations. (j) If Notes are issued upon the registration of transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the applicable legends set forth on the forms of Note attached hereto as Exhibit A-1 and Exhibit A-2 Legend a Note, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an Opinion of Counsel acceptable to it, as may be reasonably required by the Company and the Note Registrar, as applicable (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the

47 Securities Act or any other applicable law. Upon provision of such satisfactory evidence, the Trustee or the Authenticating Agent, at the written direction of the Company, shall, after due execution by the Company, authenticate and deliver a Note that does not bear such applicable legend. If a Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Legend shall be reinstated by the Trustee at the written request of the Company. (k) Each Person who becomes a beneficial owner of Notes will be deemed, by its acceptance or purchase thereof, to have represented and agreed with the Company and the Trustee as follows: (i) it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and it and any such account is either (a) a QIB and is aware that the sale to it is being made pursuant to Rule 144A under the Securities Act or (b) a Non-U.S. Person that is outside the United States; (ii) it acknowledges that the Notes have not been registered under the Securities Act or with any securities regulatory authority of any state and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except as set forth below; (iii) it understands and agrees that Notes initially offered in the United States to QIBs will be represented by a Global Note and that Notes offered outside the United States pursuant to Regulation S will also be represented by a Global Note; (iv) it will not offer, pledge, resell or otherwise transfer any of such Notes except (a) to the Company or any of its Subsidiaries, (b) within the United States to a QIB in a transaction complying with Rule 144A under the Securities Act, (c) outside the United States in compliance with Rule 903 or 904 of Regulation S under the Securities Act, (d) pursuant to an exemption from registration under the Securities Act (if available) or (e) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the States of the United States and other jurisdictions; (v) it agrees that it will give to each person to whom it transfers the Notes notice of any restrictions on transfer of such Notes; (vi) it acknowledges that prior to any proposed transfer of Notes (other than pursuant to an effective registration statement) the Holder of such Notes may be required to provide certifications relating to the manner of such transfer as provided in this Section 2.12, including in respect of Notes sold or transferred pursuant to Rule 144A or Regulation S under the Securities Act; (vii) it acknowledges that the Trustee, Note Registrar or Transfer Agent for the Notes shall not be required to accept for registration or transfer of any

48 Notes acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee, Note Registrar or Transfer Agent that the restrictions set forth herein have been complied with; (viii) it acknowledges that the Company, the Initial Purchasers and other Persons will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of the acknowledgements, representations and agreements deemed to have been made by its purchase of the Notes are no longer accurate, it will promptly notify the Company and the Initial Purchasers; and (ix) if it is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each account. (l) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, the Registered Depository or other Person with respect to the accuracy of the records of the Registered Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Registered Depository) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Global Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders in respect of the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Registered Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Registered Depository subject to the applicable rules and procedures of the Registered Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Registered Depository with respect to its members, participants and any beneficial owners. (m) None of the Trustee or the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among participants in the Registered Depositary or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. (n) If any U.S. Person that is not a QIB and shall become the owner of a beneficial interest in a Rule 144A Global Note, or if any U.S. Person shall become the Non- Permitted Holder

49 such Person is a Non-Permitted Holder, send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice. If such Non-Permitted Holder fails to so sell its interest, the Company shall have the right, without further notice to the Non-Permitted Holder, to (i)sell such interest in a commercially reasonable sale to a purchaser selected by the Company that is not a Non-Permitted Holder and that certifies to the Company that it meets the requirements of this Indenture or (ii) to redeem such interest for an amount equal to the outstanding principal of the Notes plus accrued and unpaid interest. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by their acceptance of an interest in the Notes, agree to cooperate with the Company to effect such transfers. The proceeds of such sale or redemption, net of any commissions, expenses and taxes due in connection with such sale or redemption, shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale or redemption under this subsection shall be determined in the sole discretion of the Company, and the Company shall not be liable to any Person having an interest in the Notes sold or redeemed as a result of any such sale or redemption or the exercise of such discretion. Section 2.13. Mutilated, Destroyed, Lost and Stolen Notes. (a) If any certificated Note becomes mutilated, defaced, destroyed, lost or stolen, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefor (upon surrender and cancellation thereof) a new certificated Note of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner and dated the date of its authentication and bearing a number not contemporaneously outstanding. In case such certificated Note is destroyed, lost or stolen, the applicant for a substituted certificated Note will furnish to the Company, the Trustee, the Paying Agent and the Note Registrar, as applicable, such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, and, in every case of destruction, loss or theft of the Note, the applicant will also furnish to the Company satisfactory evidence of the destruction, loss or theft of such certificated Note, as the case may be, and of the ownership thereof. Upon the issuance of any such certificated Note, the Company, the Trustee, the Paying Agent and the Note Registrar, as applicable, may require the payment by the registered Holder thereof of a sum sufficient to cover fees and expenses connected therewith. (b) In case any such mutilated, destroyed, lost or stolen certificated Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. (c) Every new Note issued pursuant to this Section 2.13 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

50 (d) The provisions of this Section 2.13 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes. Section 2.14. Payment of Interest; Interest Rights Preserved. (a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such Interest Payment Date. (b) Any interest on any Note which is payable, but is not punctually paid or Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Record Date by virtue of having been such Noteholder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below: (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special Record Date (the Special Record Date be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid (or in the case of Global Notes, sent in accordance with the applicable procedures of the Registered Depositary), to each Noteholder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii). (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any Notes exchange on which the Notes may be listed, and upon such notice as may be

51 required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. Subject to the foregoing provisions of this Section 2.14, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note. Section 2.15. Taxation. (a) All payments by or at the direction of the Company of or in respect of principal, premium, if any, and interest on the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, levies, imposts or charges of what Taxes imposed by or for the account of Panama, Luxembourg or any political subdivision or taxing authority thereof or therein or imposed by or for account of any other jurisdiction in which the Company is doing business or from or through which payment is made or deemed made by or on behalf of the Company (including the jurisdiction of any paying Relevant Taxing Jurisdiction deduction is required by law. In that event, the Company shall pay such additional amounts in respect of principal (and premium, if any) and interest Additional Amounts paid to the Noteholders or the Trustee, as the case may be, pursuant to the Notes after such deduction or withholding shall equal the respective amounts of principal (and premium, if any) and interest that would have been receivable in respect of the Notes in the case of the Noteholders, or pursuant to Section 7.05, in the case of the Trustee, in the absence of such withholding or deduction. The Company will not, however, be required Excluded Additional Amounts (i) any tax or governmental charge which would not be payable but for the fact that the Holder or beneficial owner of a Note has a present or former connection to the Relevant Taxing Jurisdiction, including being a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, Panama or such political subdivision or otherwise having some connection with Panama or such political subdivision other than the mere holding or ownership of such Notes or the collection of principal of (and premium, if any) and interest on such Notes or the enforcement of such Notes; (ii) any tax or other governmental charge that would not have been imposed but for the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) any tax or other governmental charge that would not have been imposed but for a failure of the Holder or beneficial owner of the Note to comply

52 with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity or connection with Panama or any political subdivision thereof if such compliance is required as a precondition to relief or exemption from such tax or other governmental charge (including without limitation a certification that such Noteholder or beneficial owner is not resident in Panama or any political subdivision thereof) to which it is entitled, provided, however, that this clause (iii) shall not apply if the Company shall not have provided the Noteholder with written notice of the applicable requirement at least 30 days prior to the date that the Noteholder is required to comply with such applicable requirement; (iv) any estate, inheritance, gift, sales, excise, transfer, capital gains or personal property tax; (v) any tax imposed in connection with a Note presented for payment by or on behalf of a Noteholder or beneficial owner thereof who would have been able to avoid such tax by presenting the relevant Note to another Paying Agent, provided that such presentation in such other paying agent jurisdiction does not result in any material adverse tax effect to such Noteholder or beneficial owner; (vi) any withholding or deduction imposed on or in respect of Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended FATCA any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation of FATCA, the laws of any Relevant Taxing Jurisdiction implementing FATCA or any such intergovernmental agreement, any agreement between either the Company and the United States or any authority thereof entered into for FATCA purposes, and any agreements entered into pursuant to Section 1471(b)(1) of the Code; or (vii) any combination of the above. (b) In addition, the Company shall not have any obligation to pay Additional Amounts to a Noteholder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal or interest on a Note if the laws of the Relevant Taxing Jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder of such Note. (c) At least 10 Business Days prior to the first Interest Payment Date for the Notes, and, if there has been any change with respect to the matters set forth in the below-mentioned certificate at least 10 Business Days prior to each Interest Payment instructing the Trustee as to any circumstances in which payments of principal of or interest on the Notes due on such date shall be subject to deduction or withholding for or on account of any Taxes and the rate of any such deduction or withholding and shall

53 certify that such deduction or withholding amount shall or shall have been paid to the appropriate taxing authority. The Company covenants to indemnify the Trustee and any other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without gross negligence or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Company under the preceding sentence shall survive the resignation or removal of the Trustee, the Registrar or any Paying Agent. Upon written request from the Trustee, the Company shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available by the Trustee to the Noteholders or the other Paying Agents, as applicable, upon written request therefor. (d) The Company acknowledges that the Trustee and the Principal Paying Agent make no representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction. The Company represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture to the extent provided herein. The Company agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Trustee or the Principal Paying Agent. Section 2.16. Persons Deemed Owners; Etc. Subject to Section 2.12, prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. Section 2.17. Cancellation. All Notes surrendered for payment, redemption, registration of transfer, exchange, or pursuant to any Offer to Purchase pursuant to Section 4.09 or deemed lost or stolen shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and may not be reissued or sold. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever. All Notes so delivered shall be promptly cancelled by the Trustee. For the avoidance of doubt, any Notes that are purchased by the Company in the open market or otherwise may be cancelled, held or resold by the Company as it may determine, provided that any such resales are conducted in compliance with all applicable securities laws. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.17, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in

54 accordance with its standard policy, unless the Company shall direct by a Company Order that they be returned to it. Section 2.18. CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall cause each CUSIP number obtained for a Rule 144A Global Note to have Trustee in writing of any initial CUSIP and/or ISIN numbers and any change in the CUSIP or ISIN numbers. Section 2.19. Noteholder Lists. The Trustee shall preserve in as current form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Note Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders. Section 2.20. Panamanian Note. Prior to the initial issuance of one or more Global Notes hereunder, the Company may issue one or more certificated Notes Panamanian Note the trading of the Notes on the PSE. Such Panamanian Note or Panamanian Notes shall have terms substantially the same as the terms of the Global Note or Global Notes issued pursuant to this Indenture, shall be substantially in the form set forth in Exhibit F hereto, shall not be entered into the book entry systems of DTC or Euroclear and shall by each of their respective terms, become null and void and of no further effect upon the issuance of a Panamanian Note or Panamanian Notes in an aggregate principal amount equal to the aggregate principal amount of such Panamanian Note or Panamanian Notes, as replacement thereof, or upon the issuance of a Global Note or Global Notes in an aggregate principal amount equal to the aggregate principal amount of such Panamanian Note or Panamanian Notes, as replacement thereof. Except with respect to the authentication of any Panamanian Note (at the written direction of the Company), and the receipt of any documentation with respect to the cancellation of any such Panamanian Note, as set forth in Section 2.02(d) hereof, if applicable, the Trustee shall have no other duties or obligations with respect to any Panamanian Note. Section 2.21. Repurchase of the Panamanian Notes. If, at any time on or after the date hereof up to and including the Issue Date, the Initial Purchasers shall, in accordance with the terms of the Purchase Agreement, deliver a Repurchase Notice (as defined in the Purchase Agreement) to the Company, such delivery shall constitute a Repurchase Event ill

55 become obligated to (x) repurchase on the Issue Date all of the Notes purchased under the PSE Auction through the LatinClear system, and the Company shall repurchase (or, at its sole option, redeem) all of the Notes purchased under the PSE Auction through the LatinClear system on the Issue Date, whether purchased in the PSE Auction by the Initial Purchasers or any other Auction Purchaser, or (y) repurchase a portion of the Notes (as designated by the Initial Purchasers in the Repurchase Notice) purchased by the Initial Purchasers under the PSE Auction through the LatinClear system on the Issue Date, in each case at a price equal to the price payable to the Company for the Notes (the Repurchase Price re Trustee in writing to cancel the Panamanian Note or Panamanian Notes relating to the Notes in the form of Exhibit F hereto (in accordance with the procedures set forth in Section 2.20). The Repurchase Price (and, if redemption of any Notes is elected, the redemption price) shall be equal to the price payable to the Company for the Notes (including any premium, discount and/or prepaid interest) and no make-whole premium or any other amounts shall be payable in connection therewith. In the event the Notes are required to be so repurchased or redeemed, the obligations of the Initial Purchasers (and any other applicable Auction Purchasers who undertook to purchase Notes pursuant to the Panama Stock Exchange bidding process) to pay for the Notes, on the one hand, and the obligation of the Company to pay the Repurchase Price for the Notes to be repurchased or redeemed, on the other hand, will be set off against each other (in the case of any redemption, to the greatest extent possible). Section 2.22. No Mandatory Redemption or Sinking Fund. The Notes shall not be subject to mandatory redemption (except to the extent provided in Section 2.21) or any sinking fund. ARTICLE 3 RESERVED ARTICLE 4 REDEMPTION Section 4.01. Tax Redemption. (a) The Company may redeem the Notes, in whole, but not in part, in accordance with this Section 4.01 Early Tax Redemption accrued and unpaid interest to the date of redemption and any Additional Amounts payable with respect thereto, if: (i) as a result of a change in law (or any rules or regulations thereunder) or treaties of Panama or any political subdivision or taxing authority thereof or therein, or any amendment to or change in an official interpretation, application or administration of such laws, rules or regulations (including a decision of a court of competent jurisdiction or any rules of general applicability thereunder) Change in Law Panama or any political subdivision or taxing authority thereof or therein, the Company has or will become obligated to pay Additional Amounts; and

56 (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it; provided, however, that for this purpose of organization or the location of its principal executive office, or the Incurrence of material out of pocket costs by it or its Affiliates. No such notice of redemption will be given earlier than 90 or later than 30 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due. (b) Prior to the publication or sending of any notice of redemption of the Notes pursuant to this Section 4.01, the Company shall deliver to the Trustee: (i) an Offic effect such a redemption pursuant to this Indenture; and (ii) if the Trustee so requests, an Opinion of Counsel stating, in addition to the requirements of Section 13.01, that the Company has or will become obligated to pay Additional Amounts due to a Change in Law. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstances, as the case may be, set out in Section 4.01(a)(i) or (ii) above, in which event it shall be conclusive and binding on the Noteholders. (c) In the event the Company determines to redeem the Notes as permitted hereunder, the Company shall be required to specify in its notice the proposed date of Early Tax Redemption Date Section 4.05, shall pay to the Trustee (on behalf of the Noteholders) on the Business Day immediately preceding the Early Tax Redemption Date an amount equal to the sum of (i) the aggregate principal amount of the Notes that are then Outstanding, (ii) all accrued but unpaid interest on the Notes at the Note Rate through and excluding the Early Tax Redemption Date and (iii) all other amounts then due on the Notes as provided in this Indenture or the Notes Early Tax Redemption Price not be deemed repaid and cancelled unless and until the Trustee shall have received the Early Tax Redemption Price. Section 4.02. Optional Redemption. (a) At any time and from time to time prior to January 30, 2025, the Company, at its option, may redeem the Notes, in whole or in part, upon the giving of notice as provided in Section 4.04, at a redemption price equal to the greater of the following: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the redemption date) discounted to that redemption date on a semiannual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate plus 50 basis points;

57 plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the date of redemption and any Additional Amounts payable in respect of such interest. (b) At any time and from time to time on or after January 30, 2025, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the applicable percentage of principal amount set forth below plus accrued and unpaid interest to, but not including, the redemption date: 12 month period commencing on Percentage January 30, 2025 102.250% January 30, 2026 101.500% January 30, 2027 100.750% January 30, 2028 and thereafter 100.000% Section 4.03. Optional Redemption upon Equity Offerings of the Company. At any time and from time to time in each case prior to January 30, 2022, the Company may on any one or more occasions redeem up to an aggregate amount of 40% of the original aggregate principal amount of Notes at a redemption price of 104.500% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the proceeds from one or more Equity Offerings or any sale of Qualified Capital Stock of any Subsidiary of the Company. The Company may only do this, however, if at least 50% of the aggregate principal amount of Notes that were initially issued under this Indenture would remain Outstanding immediately after the proposed redemption. Any notice for such a redemption may be given prior to completing the Equity Offering or sale of Qualified Capital Stock. Section 4.04. Method and Effect of Redemption. (a) Notice of redemption contemplated by Sections 4.01, 4.02, 4.03 and Section 4.10 shall be given by the Company by first-class mail, postage prepaid (or in the case of Global Notes, sent in accordance with the applicable procedures of the Registered Depositary), mailed (or otherwise sent) not less than 10 nor more than 60 days prior to the proposed Optional Redemption Date or the proposed Early Tax Redemption Date, as the case may be, to each Noteholder, at its address appearing in the Note Register. A notice of redemption precedent. All notices of redemption shall state: (i) the proposed date of redemption; (ii) the applicable redemption price; (iii) whether the redemption is being made pursuant to Section 4.01, 4.02, 4.03 or Section 4.10 and, if being made pursuant to Section 4.01, a brief

58 effect such redemption and the (iv) if less than all of the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed; (v) that, on the redemption date the redemption price will become due and payable upon each such Note to be redeemed and that interest thereon shall cease to accrue from and after said date so long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to this Indenture; (vi) the place or places where such Notes are to be surrendered for payment of the redemption price; (vii) that in the case that a Note is only redeemed in part, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Noteholder of such Note, without service charge, a new Note or Notes in an aggregate amount equal to the unredeemed portion of the Note; (viii) the aggregate principal amount of Notes being redeemed; and (ix) the CUSIP number or numbers of the Notes being redeemed. (b) For so long as the Notes are registered with the SMV and listed on the PSE and/or the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, the Company will comply with the then applicable publishing or notification requirements of any such Exchange, including causing a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg, which is expected to be the Luxembourger Wort, or on the website of the Luxembourg Stock Exchange. In connection with any redemption of the Notes, the Company shall notify the Luxembourg Stock Exchange and the PSE of any change in the principal amount of Notes Outstanding. In addition, the Company will communicate any relevant fact (hecho relevante) in Panama in the manner prescribed by applicable law. (c) If either (i) the Company is not redeeming all Outstanding Notes, or (ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 10 days prior to the date on which such notice (in either case (i) or (ii)) is to be given to the Noteholders (unless the Trustee agrees to a shorter redeemed in accordance with Section 4.07(a) below and/or give notice of redemption and setting forth the information required by paragraph (a) of this Section 4.04 (with the exception of the identification of the particular Notes, or portions of the particular Notes, to be redeemed in case of a partial redemption). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give notice in the name of the

59 (d) Except pursuant to Sections 4.01, 4.02, 4.03 and 4.10 hereof, the Notes are acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of this Indenture. In each case set forth in Sections 4.01, 4.02, 4.03 and 4.10, the Company may make any Optional Redemption or Early Tax Redemption or notice of redemption subject to the satisfaction of conditions precedent. If such Optional Redemption or Early Tax Redemption or notice of redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, i discretion, the Optional Redemption Date or Early Tax Redemption Date, as the case may be, may be delayed until such time (but no more than 60 days after the date of the notice of redemption) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Optional Redemption Date or Early Tax Redemption Date, as the case may be, or by the Optional Redemption Date or Early Tax Redemption Date so delayed, as the case may be. In addition, the Company may provide in such notice that payment of the Optional Redemption Price or Early Tax Redemption ns with respect to such redemption may be performed by another Person. If an Optional Redemption Date or Early Tax Redemption Date, as the case may be, is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period. If the Optional Redemption Date or Early Tax Redemption Date, as the case may be, is on or after an interest Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date and no additional interest will be payable to Holders whose Notes will be subject to redemption. Section 4.05. Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) at least one Business Day prior to any Optional Redemption Date or Early Tax Redemption Date, as the case may be, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay the Optional Redemption Price or the Early Tax Redemption Price, as applicable, of and (except if the date of redemption shall be an Interest Payment Date) accrued interest on all the Notes which are to be redeemed on that date. Section 4.06. Notes Payable on Redemption Date. Notice of Optional Redemption or Early Tax Redemption having been given as aforesaid, the Notes to be redeemed shall, on the Optional Redemption Date or the Early Tax Redemption Date, as the case may be, become due and payable at the Optional Redemption Price or the Early Tax Redemption Price, as applicable, therein specified and on and after such date (unless the Company shall default in the payment of the Optional Redemption Price or the Early Tax Redemption Price, as applicable) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by the Company at the Optional Redemption Price or the Early Tax Redemption

60 Price, as applicable. Installments of interest maturing on or prior to the Optional Redemption Date or Early Tax Redemption Date, as the case may be, shall continue to be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Noteholders registered as such on the relevant Record Dates. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Optional Redemption Date or the Early Tax Redemption Date, as applicable, at the Note Rate. Section 4.07. Selection by Trustee of Notes to be Redeemed. (a) If fewer than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the redemption date by the Trustee pro rata, by lot or by such method as the Trustee shall deem fair and appropriate (or, in the case of Global Notes, based on a method as the Registered Depositary may require) and which may provide for the selection for redemption of portions (equal to $200,000 or any integral multiple of $1,000 in excess thereof) of the principal amount of Notes of a denomination larger than $200,000. (b) The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed. Section 4.08. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 5.01 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Noteholder or his attorney duly authorized in writing), and the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Noteholder without service charge, a new Note or Notes, of any authorized denomination as requested by such Noteholder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered (or in the case of Global Notes, an appropriate book- entry adjustment will be made). Section 4.09. Offer to Purchase. (a) In the event that, pursuant to Section 5.22 or Section 5.10 hereof, as the case may be, the Company or its Restricted Subsidiaries, as applicable, (each a Purchasing Party Notes either due to a Change of Control Triggering Event or an Asset Disposition, Offer to Purchase chasing Party will follow the procedures specified in this Section 4.09.

61 (b) Offer the Purchasing Party by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register (or, in the case of Global Notes, sent in accordance with the applicable procedures of the Registered Depositary) on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiratio Expiration Date applicable law, not less than 30 days or more than 60 days after the date of such Offer Purchase Date of Notes within five Business Days after the Expiration Date. The Purchasing Party shall notify the Trustee in writing at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the sending of the Offer of the Purchasing P and the Offer shall be sent by the Trustee in the name and at the expense of the Purchasing Party. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state: (i) the Section of this Indenture pursuant to which the Offer to Purchase is being made; (ii) the Expiration Date and the Purchase Date; (iii) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase Purchase Amount (iv) the purchase price to be paid by the Company to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) Purchase Price (v) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in minimum amounts of $200,000 and integral multiples of $1,000 in excess thereof; (vi) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase; (vii) that interest on any Note not tendered or tendered but not purchased by the Purchasing Party pursuant to the Offer to Purchase will continue to accrue; (viii) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase

62 Date so long as the Company has deposited with the Paying Agent funds in satisfaction of the Purchase Price pursuant to this Indenture; (ix) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (x) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or their Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission, letter or other communication acceptable to the Company setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; (xi) that (A) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (B) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased and provided that Notes of $200,000 or less may only be redeemed in whole and not in part); and (xii) that in the case of any Noteholder whose Note is purchased only in part, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Noteholder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Noteholder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered; provided that in the case of Notes represented by Global Notes, appropriate book-entry adjustments will be made to reflect any such purchase in part. (c) Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase. (d) For so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, the Company will publish notices relating to the Offer to Purchase in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange. For so long as any Notes are listed on the PSE and the rules of such

63 Stock Exchange so require, the Company will publish notices relating to the Offer to Purchase as prescribed by SMV and PSE regulations. (e) The Company and the Trustee shall perform their respective obligations specified in the Offer. Prior to the Purchase Date, the Purchasing Party shall (i) accept for payment Notes or portions thereof tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Notes so accepted for payment by the Purchasing Party. The Paying Agent shall promptly mail or deliver to Noteholders so accepted payment in an amount equal to the purchase price, and upon receipt of a Company Order, the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new Note or Notes equal in principal amount to any unpurchased portion of the Note surrendered as requested by the Noteholder (or in the case of global Notes, an appropriate book-entry adjustment will be made). Any Note not accepted for payment shall be promptly mailed or delivered by the Purchasing Party to the Noteholder. The Purchasing Party shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date. (f) In the event that the Company makes an Offer to Purchase the Notes, the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations, including the requirements of any applicable securities exchange on which Notes are then listed. Section 4.10. Optional Redemption upon Certain Tender Offers. In connection with any tender offer or other offer to purchase for all of the Notes, if Holders of not less than 90% of the aggregate principal amount of the then Outstanding Notes validly tender and do not validly withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 da such purchase date, to redeem all Notes that remain Outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, such Optional Redemption Date. ARTICLE 5 COVENANTS OF THE COMPANY For so long as the Notes remain Outstanding or any amount remains unpaid on such Notes under this Indenture, the Company will comply with the terms and covenants set forth below (except as otherwise provided in a duly authorized amendment to this Indenture as provided herein). Section 5.01. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices to

64 and demands upon the Company in respect of this Indenture and the Notes may be served. Initially this office will be at the Corporate Trust Office and the Company will not change the designation of such office without prior written notice to the Trustee and designation of a replacement office in the same general location. If at any time the Company shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. Section 5.02. Notice of Defaults and Events of Default. The Company will give notice to the Trustee promptly (but not later than thirty (30) days) after the Company becomes aware of the occurrence of any Default or any Event of Default, accompanied what action the Company proposes to take with respect thereto. Section 5.03. Compliance Certificates. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officer s Certificate signed by its principal executive officer, the principal financial officer or the principal accounting officer stating that in the course of the performance by the signer of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period. If he or she does, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. Section 5.04. Limitation on Debt. (a) The Company may not, and may not permit any of its Restricted Subsidiaries to, Incur any Debt, unless the Leverage Ratio for the most recently completed fiscal quarter for which financial statements are available would be less than 4.00 to 1.00; provided that the Company shall not permit Telefónica Panamá to Incur any Debt under this Section 5.04(a) unless Telefónica Panamá is a Subsidiary Guarantor. (b) Permitted Debt (provided that if Telefónica Panamá is not a Subsidiary Guarantor, it may not Incur Debt under clauses (vii) (other than Permitted Refinancing Debt with respect to Debt it could have itself Incurred) or (xii) below (other than guarantees of Debt it could have itself Incurred)): (i) any direct or indirect obligations owed in connection with the payment obligations on the Notes; (ii) Debt (other than Debt described in another clause of this Section 5.04) outstanding, committed or mandated on the date of this Indenture; (iii) Pari Passu Debt of the Company and Debt of its Subsidiaries under Credit Facilities and any Permitted Refinancing Debt in respect thereof, in an aggregate principal amount at any one time outstanding that does not exceed an

65 amount equal to the greater of (a) $50.0 million (or the U.S. Dollar Equivalent of any other currency) and (b) 6.0% of Total Assets, plus, (1) any accrual or accretion of interest that increases the principal amount of Debt under Credit Facilities and (2) in the case of any refinancing of Debt permitted under this clause (iii) or any portion thereof, the aggregate amount of fees, underwriting discounts and commissions, premiums and other costs and expenses Incurred in connection with such refinancing; (iv) Debt owed by the Company to any of its Restricted Subsidiaries or Debt owed by any of the Restricted Subsidiaries to the Company or any other of the Restricted Subsidiaries; provided, however, that upon either (1) the transfer or other disposition by the Company or such Restricted Subsidiary of any Debt so permitted to a Person other than the Company or any of its Restricted Subsidiaries or (2) such Restricted Sub Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition; (v) Acquired Debt; (vi) Shareholder Loans or Intergroup Subordinated Loans; (vii) Permitted Refinancing Debt of the Company or any Restricted Subsidiary Incurred in exchange for or the proceeds of which are used to refinance or refund or replace, or any extension or renewal of (including, in each case, successive refinancings, extensions and renewals), Debt of the Company or any Restricted Subsidiary Incurred pursuant to Section 5.04(a) or clauses (i), (ii), (v), or this clause (vii), as the case may be; (viii) Debt of the Company or any Restricted Subsidiary represented by health, disability or other employee benefits, payment obligations in connection with self- insurance or similar requirements of the Company or any Restricted Subsidiary in the ordinary course of business; (ix) customary indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary, and earn-out provisions or contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of each such Incurrence of such Debt will at no time exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with the related disposition;

66 (x) obligations in respect of (a) customs, VAT or other tax guarantees, (b) bid, performance, completion, guarantee, surety and similar bonds, including Guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such obligations and (c) the financing of insurance premiums, in each case, in the ordinary course of business and not related to Debt for borrowed money; (xi) Debt of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument including, but not limited to, electronic transfers, wire transfers, netting services and commercial card payments, drawn against insufficient funds; provided that such Debt is extinguished within five Business Days of Incurrence; (xii) guarantees by the Company or any Restricted Subsidiary of Debt or any other obligation or liability of the Company or any Restricted Subsidiary (other than of any Debt Incurred in violation of this covenant); provided, however, that if the Debt being guaranteed is subordinated in right of payment to the Notes or any Guarantee of the Notes, then such guarantee shall be subordinated substantially to the same extent as the relevant Debt guaranteed; (xiii) Debt arising under borrowing facilities provided by a special purpose vehicle notes issuer to the Company or any Restricted Subsidiary in connection with the issuance of notes or other similar debt securities intended to be supported primarily by the payment obligations of the Company or any Subsidiary of the Company in connection with any vendor financing platform; (xiv) Debt consisting of Interest Rate, Currency or Commodity Price Agreements; (xv) Debt consisting of (a) mortgage financings, asset backed financings, Purchase Money Obligations or other financings, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of the Company or a Restricted Subsidiary or (b) Debt otherwise Incurred to finance the purchase, lease, rental or cost of design, development, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of the Company or a Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Permitted Refinancing Debt in respect thereof, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Debt Incurred pursuant to this clause (xv) will not exceed the greater of (1) $20.0 million and (2) 2.0% of Total Assets at any time outstanding; or

67 (xvi) Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (xv) above, which, together with any other outstanding Debt Incurred pursuant to this clause (xvi), including any Permitted Refinancing Debt in respect thereof, has an aggregate principal amount at any time outstanding not in excess of the greater of $65.0 million and 8.0% of Total Assets, plus, in the case of any refinancing of Debt permitted under this clause (xvi) or any portion thereof, the aggregate amount of fees, underwriting discounts and commissions, premiums and other costs and expenses Incurred in connection with such refinancing. (c) The Company will not incur any Debt (including Permitted Debt) that is contractually subordinated in right of payment to any other Debt of the Company unless such Debt is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Debt will be deemed to be contractually subordinated in right of payment to any other Debt of the Company solely by virtue of being unsecured or by virtue of being secured with different collateral or by virtue of being secured on a junior priority basis or by virtue of the application of waterfall or other payment ordering provisions affecting different tranches of Debt. (d) For the purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Permitted Debt or is entitled to be Incurred pursuant to the first sentence of Section 5.04(a) the Company in its sole discretion may classify and from time to time reclassify such item of Debt or any portion thereof and only be required to include the amount of such Debt as one of such types. (e) For the purposes of determining compliance with any covenant in this Indenture or whether an Event of Default has occurred, in each case, where Debt is denominated in a currency other than U.S. Dollars, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of such Incurrence; provided, however, that if any such Debt that is denominated in a different currency is subject to an Interest Rate, Currency or Commodity Price Agreement with respect to U.S. Dollars covering principal and premium, if any, payable on such Debt, the amount of such Debt expressed in U.S. Dollars will be adjusted to take into account the effect of such an agreement. Section 5.05. Limitation on Restricted Payments. (a) The Company may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution in respect of Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire the (ii) purchase, redeem, or otherwise acquire or retire for value (A) any (B) any options, (A) and (B) above, in each case, other

68 than (x) from the Company or any of its Restricted Subsidiaries and (y) any such acquisition of the shares or rights to acquire shares of a Restricted Subsidiary by the Company or another Restricted Subsidiary); (iii) redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment the any direct or indirect obligations by the Company for the sole purpose of effectuating payments on the Notes); or (iv) make any Investment, other than Permitted Investments; (each of clauses (i) through (iv) Restricted Payment unless, at the time of and after giving pro forma effect to such Restricted Payment: (A) no Default or Event of Default shall have occurred and be continuing or would result from such Restricted Payment; and (B) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable fiscal quarter period, the Company could Incur at least $1.00 of additional Debt pursuant to Section 5.04(a); and (C) upon giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments from the date of this Indenture (excluding Restricted Payments permitted by subclauses (ii), (iii), (v), (vi), (vii), (ix), (x), (xi), (xii) and (xiii) of clause (c) below) is less than the sum, without duplication, of: (1) the difference of (x) 100% of cumulative Consolidated EBITDA from January 1, 2019 through the last day of the last full fiscal quarter ended immediately prior to the date annual financial statements are available minus (y) the product of 1.5 times cumulative Consolidated Interest Expense from January 1, 2019 through the last day of the last full fiscal quarter ended immediately prior to such Restricted Payment for which financial statements are available; plus (2) the net reduction in the ents in any Unrestricted Subsidiary resulting from payments of interest on Debt, dividends, return of capital, repayments of loans or advances, payments of fees or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries from such Unrestricted Subsidiary (except to the extent that any such

69 payment is included in the calculation of Consolidated EBITDA) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries; provided that the amount included in this clause (2) shall not exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary; plus (3) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this paragraph, as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (except to the extent that any such cash return is included in the calculation of Consolidated EBITDA), not to exceed the amount of such Investment so made; plus (4) an amount not to exceed the sum of the aggregate net proceeds received by the Company after the date of this Indenture, including the fair market value of property other Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), from contributions of capital or the Redeemable Stock or Excluded Contributions), options, warrants of its Restricted Subsidiaries that has been converted into or ck (other than Redeemable Stock and other than by or from any of the Indenture; provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or any of its Subsidiaries shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; minus (5) any of the Company or its Restricted depositary institution (and not returned to the Company or one of its Restricted Subsidiaries) as the result of any netting or set-off arrangement entered into by the Company or any of its Restricted Subsidiaries (except to the extent such deposits are used to satisfy obligations solely of the Company or its Restricted Subsidiaries). (b) Prior to the making of any Restricted Payment (other than with respect to an Investment in an amount not to exceed $5.0 million) the Company shall deliver to the Trustee an Of

70 required by clauses (B) and (C) above were made and stating that no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment. (c) Notwithstanding the foregoing, (i) the Company may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the foregoing provision; (ii) the Company and any of the Restricted Subsidiaries may refinance any Debt as permitted by Section 5.04 in exchange for or out of the net proceeds of the sale of (other than from or to any of the Restricted Subsidiaries or from or to an employee stock ownership plan financed by loans from the Company or any Redeemable Stock) or the subordinated obligations of the Company or any Restricted Subsidiary permitted to be Incurred pursuant to Section 5.04 and that, in each case, constitutes Permitted Refinancing Debt; provided, however, that such exchange or repurchase must be made within 90 days of the issuance of Capital Stock or such subordinated obligations; (iii) the Company and any of the Restricted Subsidiaries may purchase, redeem, acquire or retire any shares of its Capital Stock solely in exchange for or out of the net proceeds of (A) the substantially concurrent sale (other than from or to any of the Restricted Subsidiaries or from or to an employee stock ownership plan financed by loans from the Company or any of the Restricted Subsidiaries) (B) an Asset Disposition to the extent of Excess Proceeds of an Asset Disposition or (C) a Sale/Leaseback Transaction of Tower Equipment that would have been an Asset Disposition but for the proviso in clause (a) of the Asset Disposition definition, provided that the Company makes an Offer to Purchase Outstanding Notes prior to reliance on this provision at 100% of their principal amount plus accrued interest to the date of purchase and then to the extent of such Excess Proceeds of an Asset Disposition; (iv) the Company and any of the Restricted Subsidiaries may make loans to employees in connecti purchase Capital Stock or otherwise in the ordinary course of business; (v) Restricted Payments that are made with Excluded Contributions; (vi) the Company and any of its Restricted Subsidiaries may repurchase or fund the repurchase of shares of the Company or Millicom held by employees or former employees of the Company or any Restricted Subsidiary in an amount not to exceed $5.0 million in any twelve month period; (vii) the Company and any of its Restricted Subsidiaries may cause a distribution of shares of any Unrestricted Subsidiary;

71 (viii) the Company or any Restricted Subsidiary may pay a Dividend on Capital Stock of any class with the proceeds of any public Equity Offering or any public sale of Qualified Capital Stock of the Company in an amount not to exceed 6.0% of the Market Capitalization of the Company at the time of such public Equity Offering or public sale of Qualified Capital Stock if after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable fiscal quarter period the Company could Incur at least $1.00 of additional Debt pursuant to Section 5.04(a); (ix) the Company and any Restricted Subsidiary may make Restricted Payments, including the purchase of Receivables and the payment of fees, in connection with any Qualified Receivables Transaction; (x) the Company and any Restricted Subsidiary may engage in cash management and pooling transactions with Millicom and its Subsidiaries in the ordinary course of business; (xi) the Company and any Restricted Subsidiary may repay Intergroup Subordinated Loans so long as no Default or Event of Default shall have occurred and be continuing or would result from such Restricted Payment; (xii) the Company and any Restricted Subsidiary may make Restricted Payments to Millicom or any Subsidiary thereof so long as the proceeds thereof are transferred to the Company or any Restricted Subsidiary within three (3) days of the making of such Restricted Payment and do not exceed 10.0% of Total Assets; and (xiii) the Company and any of the Restricted Subsidiaries may make Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed the greater of $50.0 million and 6.0% of Total Assets. Section 5.06. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) The Company may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary: (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock to the Company or any other of its Restricted Subsidiaries or pay any Debt or other obligation owed to the Company or any other such Restricted Subsidiary; (ii) to make loans or advances to the Company or any other of the Restricted Subsidiaries; or (iii) to transfer any of its property or assets to the Company or any other of the Restricted Subsidiaries.

72 (b) Notwithstanding the foregoing, the Company may, and may permit any of its Restricted Subsidiaries to, suffer to exist any such encumbrance or restriction: (i) pursuant to any agreement in effect on the date of this Indenture; (ii) pursuant to an agreement relating to any Debt Incurred by a Person prior to the date on which such Person became such a Restricted Subsidiary and outstanding on such date and not Incurred in anticipation of becoming such a Restricted Subsidiary which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; (iii) pursuant to an agreement by which the Company or a Restricted Subsidiary obtains financing; provided that (x) such restriction is not materially more restrictive than customary provisions in comparable financing agreements entered make payments on the Notes; (iv) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clauses (i), (ii) or (iii) above; provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject management; (v) in the case of clause (a)(iii) above, restrictions contained in any security agreement (including a capital lease) securing Debt of the Company or s otherwise permitted under this Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; (vi) in the case of clause (a)(iii) above, customary nonassignment provisions entered into in the ordinary course of business in leases to the extent such provisions restrict the transfer or subletting of any such lease; (vii) pursuant to customary restrictions contained in asset sale agreements limiting the transfer of property subject to such agreements pending the closing of such sales or pursuant to customary restrictions in share purchase agreements otherwise permitted under this Indenture for the sale of Subsidiaries on such sold Subsidiaries; (viii) customary restrictions pursuant to joint venture agreements or similar documents that restrict the transfer of ownership interests in or the payment of dividends or distributions from such joint venture or similar Person or agreements entered into in the ordinary course of business; provided further that

73 ability to make payments on the Notes; or (ix) if such encumbrance or restriction is the result of applicable law or regulation. Section 5.07. Listing. The Company shall register the Notes with the SMV and list them on the PSE. Promptly after such a listing, the Company shall notify the Trustee in writing, which shall, in turn, provide notice thereof to each of the Holders. Upon registration of the Notes with the SMV and the listing of the Notes on the PSE, the Company shall comply with the reporting and other requirements set forth in the Panamanian securities law applicable to companies who have registered their securities with the SMV, as well as any corresponding requirements of the PSE. The Company shall apply to list the Notes on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF Market of the Luxembourg Stock Exchange. Each of the Company, the Trustee and the Luxembourg Paying Agent (without the need for any approvals, consents or instructions from any Holders, but in accordance with all other provisions applicable thereto) are authorized to join in the execution of any amendment (including amendment and restatement) of this Indenture or the Notes to the extent required to provide such listing. Promptly after such a listing, the Company shall so notify the Trustee, which shall provide notice thereof to each of the Holders. In the event that the Notes are admitted to listing on the Luxembourg Stock Exchange, the Company shall use commercially reasonable efforts to maintain such listing. If the Company determines that it is unduly burdensome to maintain a listing on the Luxembourg Stock Exchange, the Company may delist the Notes from the Luxembourg Stock Exchange and, in the event of such delisting, the Company shall use commercially reasonable efforts to seek an alternative admission to listing, trading and/or quotation for the Notes on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Company may decide. Section 5.08. Limitat Debt or any Debt. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur or suffer to exist any Lien (other than Permitted Liens) on or with respect to any property or assets now owned or hereafter acquired to secure Debt unless the Notes are equally and ratably secured by such Lien; provided that, if the Debt secured by such Lien is subordinated or junior in right of payment to the Notes, then the Lien securing such Debt shall be subordinated or junior in priority to the Lien securing the Notes. Section 5.09. . The Company may not permit any of its Restricted Subsidiaries, directly or indirectly, to assume, Guarantee or in any other manner become liable with respect to any of the

74 Section 5.10. Limitation on Asset Dispositions. (a) The Company may not, and may not permit any of its Restricted Subsidiaries to, make any Asset Disposition in one or more related transactions unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value management or Board of Directors in good faith; (ii) unless the Asset Disposition is a Permitted Asset Swap, at least 75% of the consideration for such disposition consists of (A) cash or Cash Equivalents, (B) Debt or other liabilities (including Debt or liabilities that are subordinated to the Notes) or Debt or other liabilities of such Restricted Subsidiary relating to such assets and, in each case, the Company or the Restricted Subsidiary, as applicable, is released from all liability on the Debt assumed or (C) any Capital Stock or assets of the kind referred to in clauses (4) or (5) of Section 5.10(a)(iii)(A) hereof, or any combination thereof; (iii) (A) within 365 days of such Asset Disposition, the Net Available option): (1) to repay, redeem, retire or cancel outstanding Senior Secured Debt; (2) first, to redeem Notes or purchase Notes pursuant to an offer to all Holders at a purchase price equal to at least 100% of the principal amount thereof, plus accrued and unpaid interest and second, to the extent any Net Available Proceeds from such Asset Disposition remain, to any other use as determined by the Company or the applicable Subsidiary of the Company that is not otherwise prohibited by this Indenture; (3) to repurchase, prepay, redeem or repay Pari Passu Debt; provided that the Company makes an offer to all Holders on a pro rata basis to purchase their Notes in accordance with the provisions set forth below for an Excess Proceeds Offer; (4) to acquire all or substantially all of the assets of, or any Capital Stock of, another Related Business, if, after giving effect to any such acquisition of Capital Stock, the Related Business is or becomes a Subsidiary of the Company; (5) to make a capital expenditure or acquire other assets (other than Capital Stock and cash or Cash Equivalents), rights (contractual or otherwise) and properties, whether tangible

75 or intangible (including ownership interests) that are used or intended for use in connection with a Related Business; (6) to the extent permitted, to redeem Notes as provided under Section 4.02, Section 4.03 or Section 4.10; or (7) any combination of the foregoing subclauses (1) through (6) of this clause (iii)(A); or (B) enter into a binding commitment to apply the Net Available Proceeds pursuant to subclauses (4) and (5) of clause (A); provided that such binding commitment (or any subsequent binding commitment replacing the initial binding commitment that is entered into within 180 days following the aforementioned 365-day period) shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period. (b) For purposes of Section 5.10(a), any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the recipient thereof into cash, Cash Equivalents or readily marketable securities (to the extent of the cash, Cash Equivalents or readily marketable securities received in that conversion), shall be deemed cash. (c) The amount of such Net Available Proceeds not so used as set forth in the Excess Proceeds such Net Available Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise use such Net Available Proceeds in any manner that is not prohibited by the terms of this Indenture. (d) When the aggregate amount of Excess Proceeds exceeds $30.0 million, the Company shall, within 15 Business Days of the end of the applicable period in clause (a)(iii) of this Section 5.10 Excess Proceeds Offer from all Holders and from the holders of any Pari Passu Debt, to the extent required by the terms thereof, on a pro rata basis, in accordance with the procedures set forth in this Indenture or the agreements governing any such Pari Passu Debt, the maximum principal amount (expressed as a minimum amount of $200,000 and integral multiples of $1,000 in excess thereof) of the Notes and any such Pari Passu Debt that may be purchased with the amount of the Excess Proceeds. The offer price as to each Note and any such Pari Passu Debt will be payable in cash in an amount equal to (solely in the case of the Notes) 100% of the principal amount of such Note and (solely in the case of Pari Passu Debt) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Debt, plus, in each case, accrued and unpaid interest, if any, to the date of purchase.

76 (e) To the extent that the aggregate principal amount of Notes and any such Pari Passu Debt tendered pursuant to an Excess Proceeds Offer is less than the aggregate amount of Excess Proceeds, the Company may use the amount of such Excess Proceeds not used to purchase Notes and Pari Passu Debt for purposes that are not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and any such Pari Passu Debt validly tendered and not withdrawn by holders thereof exceeds the aggregate amount of Excess Proceeds, the Notes and any such Pari Passu Debt to be purchased will be selected by the Note Registrar or the Paying Agent on a pro rata basis (based upon the principal amount of Notes and the principal amount or accreted value of such Pari Passu Debt tendered by each holder as provided or calculated by the Company or, in the case of Global Notes, based on a method as the Registered Depositary may require). Upon completion of each such Excess Proceeds Offer, the amount of Excess Proceeds will be reset to zero. (f) If the Company is obliged to make an Excess Proceeds Offer, the Company shall purchase the Notes and Pari Passu Debt, at the option of the holders thereof, in whole or in part in a minimum amount of $200,000 and integral multiples of $1,000 in excess thereof on a date that is not later than 60 days from the date the notice of the Excess Proceeds Offer is given to such holders, or such later date as may be required under the Exchange Act. (g) If the Company is required to make an Excess Proceeds Offer, the Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations, including the requirements of any applicable securities exchange on which Notes are then listed. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.10 or Section 4.09, the Company will comply with such securities laws and regulations and will not be deemed to have breached its obligations described in this Section 5.10 or Section 4.09 by virtue thereof. Section 5.11. Transactions with Affiliates. (a) The Company may not, and may not permit any of its Restricted Subsidiaries to, enter into any transaction that involves in any of the Restricted Subsidiaries), either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that Affiliate of the Company or such Restricted Subsidiary. For any such transaction that of Directors shall determine that such transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee. (b) The foregoing restriction shall not apply to (i) reasonable and customary directors, officers or e reimbursement of reasonable and customary payments or reasonable and customary expenditures made or Incurred by such Persons as directors, officers or employees; (ii) any Restricted Payment permitted under Section 5.05; (iii) any loan or advance by the

77 Company or any of its Restricted Subsidiaries to employees of any of them in the ordinary course of business; (iv) transactions with customers, suppliers, purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with this Indenture; (v) any transaction with a Receivables Entity effected as part of a Qualified Receivables Transaction, acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction, and other Investments in Receivables Entities consisting of cash or Securitization Obligations; (vi) the payment to Millicom or any Subsidiary of Millicom of all reasonable expenses Incurred by Millicom or any Subsidiary of Millicom in connection with its direct or indirect Investment in the Company, its Subsidiaries and unpaid amounts accrued for prior periods; (vii) the payment to Millicom and its Related Parties of Value Creation Fees of up to the greater of $50.0 million and 6.0% of Total Assets per annum; (viii) the issuance of shares or Intergroup Subordinated Loans; (ix) transactions with Affiliates in their capacity as holders of indebtedness of the Company or any Restricted Subsidiary; (x) Cash Management Loans; (xi) any transaction under any tax sharing agreement or arrangement and payments pursuant thereto between or among Millicom, any Subsidiary of Millicom, the Company, a Restricted Subsidiary or any other Person not otherwise prohibited by this Indenture and any payments or other transactions pursuant to a tax sharing agreement between the Company or a Restricted Subsidiary and any other Person with which the Company or any of the Restricted Subsidiaries files a consolidated tax return or with which the Company or any of the Restricted Subsidiaries is part of a group for tax purposes (including a fiscal unity) or any tax advantageous group contribution made pursuant to applicable legislation; provided that any such payments or other transactions pursuant to a tax sharing agreement under this clause (xi) does not exceed the taxes that would be payable by the Company and its Subsidiaries on a stand-alone basis or as a stand-alone tax group, reduced by any such taxes paid by the Company and/or any of its Subsidiaries; and (xii) contributions to the common equity capital of the Company or the issue or sale of Capital Stock of the Company. Section 5.12. [Reserved]. Section 5.13. Payment of Taxes. The Company will pay or discharge or cause to be paid or discharged, before the same becomes delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted property, and (2) all material lawful claims for labor, materials and supplies which, if provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings, except where failure to pay or discharge such taxes, assessments, governmental charges or claims would not, singly or in the aggregate, have a material adverse effect. Section 5.14. Provision of Financial Information. (a) The Company will furnish to the Trustee and the Holders, in English, without cost to each Holder: (1) within 120 days after the e

78 two most recent years (including income statements, balance sheets, cash flow statements accordance with IFRS, content substantially similar to the corresponding section of the Offering Memorandum after the Issue Date) and, with respect to the annual financial information, a report te of knowledge after due inquiry, the Company during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and that such officer has obtained no knowledge of any Default or Event of Default or, if applicable, describing any failure to keep, observe, perform or fulfill any such covenant or condition and/or describing any such Default or Event of Default and ; (2) within 60 days after the end of each of the first unaudited consolidated financial statements for the period then ended and the comparable period in the prior year (including income statements, balance sheets, cash flow with IFRS, Issue Date); and (3) any other information, report and/or notice of relevant fact (notificación de hecho relevante) delivered by the Company to the SMV and/or the PSE. (b) In addition, so long as the Notes remain Outstanding and during any period during which the Company is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Company will furnish to the Noteholders and prospective purchasers of the Notes upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. (c) So long as the Notes are listed on the Luxembourg Stock Exchange, copies of the information and reports referred to in Section 5.14(a)(1) and (2) will be available during normal business hours at the offices of the Luxembourg Paying Agent in Luxembourg. (d) Delivery of any information, documents and reports to the Trustee pursuant shall not constitute constructive notice of any information contained therein or with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively s Certificate). Section 5.15. Limited Condition Transaction. (a) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this

79 Indenture which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Company, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into. For the avoidance of doubt, if the Company has exercised its option under the first sentence of this paragraph, and any Default or Event of Default occurs following the date such definitive agreement for a Limited Condition Transaction is entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder. (b) In connection with any action being taken in connection with a Limited Condition Transaction for purposes of: (i) determining compliance with any provision of this Indenture which requires the calculation of any financial ratio or test, including the Leverage Ratio; or (ii) testing baskets set forth in this Indenture (including baskets measured as a percentage of Total Assets); LCT Election date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreement (or other relevant definitive documentation) for LCT Test Date provided, however, that the Company shall be entitled to subsequently elect, in its sole discretion, the date of consummation of such Limited Condition Transaction instead of the LCT Test Date as the applicable date of determination, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Debt and the use of proceeds thereof), as are appropriate and consistent with the pro forma adjustment provisions set forth in the of its Restricted Subsidiaries could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. If the Company has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets, of the Company and its Restricted Subsidiaries at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability under

80 this Indenture (including with respect to the Incurrence of Debt or Liens, or the making of Asset Dispositions, acquisitions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Company or any of its Restricted Subsidiaries or the designation of an Unrestricted Subsidiary) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Debt and the use of proceeds thereof) have been consummated. Section 5.16. Limitation on Lines of Business. The Company, together with its Restricted Subsidiaries, shall not primarily engage in any business other than in a Related Business. Section 5.17. Reporting and Payments to Regulatory, Stock Exchange and Clearing Agency. The Company shall deliver, pay or notify, as applicable, to the PSE and the SMV the following: (i) within 90 days after the end of each fiscal year, the informe annual de actualizatión de la compañía), for the previous fiscal year; (ii) within 60 days after the quarterly financial statements together with its quarterly report (informe de actualización trimestral) within the timeframes prescribed by applicable law, for the previous fiscal quarter; (iii) notification of any material events of importance to noteholders (hechos relevantes); (iv) pay the annual supervision fee and any applicable fees and expenses; (v) pay any applicable fees and expenses to LatinClear; and (vi) prepare or deliver any additional report or information required by applicable law, regulation or PSE rules. So long as the Notes are listed on the PSE, copies of these reports will be made available to investors through the PSE website. Section 5.18. Unrestricted Subsidiaries. The Company may designate any of its subject to the conditions set in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. Section 5.19. Subsidiary Guarantors. If any or all of the Subsidiaries of the Company represent more than 20%, in the aggregate, of any financial parameter set forth in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended in effect on the date hereof, then all such Subsidiaries shall become Subsidiary Guarantors within 5 Business Days; provided, however, that any Subsidiary with total assets of less than $250,000 shall not be considered in this calculation nor shall any such Subsidiary be required to become a Subsidiary Guarantor as a result of this provision; provided, further, that Telefónica Panamá shall not be required to become a Subsidiary Guarantor as a result of this Section 5.19.

81 Section 5.20. Release from Certain Covenants. If on any date the Notes have an Investment Grade rating from both Rating Agencies and no Event of Default has occurred and is continuing, and notwithstanding that the Notes may later cease to have such Investment Grade ratings, the Company and its Restricted Subsidiaries shall be released from their obligations to comply with Sections 5.04, 5.05, 5.06, 5.10 and Section 5.21(a)(ii)(C). Section 5.21. Merger, Consolidations and Certain Sales of Assets of the Company. (a) The Company may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company; or (ii) directly or indirectly, convey, transfer, sell, lease or otherwise unless: (A) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantia (1) shall expressly assume, by a supplemental indenture executed and delivered to obligations under this Indenture and (2) is organized under the laws of (x) Panama or (y) the United States or any State thereof or the District of Columbia or (z) any other country if such successor entity undertakes, in such supplemental indenture, to pay such additional amounts in respect of principal (and premium, if any) and interest as may be necessary in order that the net amounts paid pursuant to the Notes after deduction or withholding of any present or future withholding taxes, levies, imports or charges whatsoever imposed by or for the account of such country or any political subdivision or taxing authority thereof or therein shall equal the respective amounts of principal (and premium, if any) and interest specified in the Notes; (B) immediately after giving effect to such transaction and of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; (C) immediately after giving effect to such transaction and any of its Restricted Subsidiaries, as a result of such transaction as having been Incurred at the time of the transaction, (1) the Company (including any successor entity) could Incur at least $1.00 of additional Debt

82 pursuant to Section 5.04(a) or (2) the Leverage Ratio would not be greater than such ratio before giving effect to such transaction; provided, however, that this clause (C)(2) will not apply if the Person merged or consolidated with or into the Company is a Subsidiary of Millicom incorporated in Panama and the transaction is carried out on terms not materially less favorable to the Company than those that might be obtained at the time from Persons that are not Affiliates of the Company, and provided further, that this clause (C) will not apply if, in the good determination shall be evidenced by a Board Resolution, the principal f incorporation; and (D) Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 5.21 and that all conditions precedent herein provided for relating to such transaction have been complied with. (b) Upon any consolidation or merger of the Company in which the Company is not the continuing corporation or any transfer (excluding any lease) of all or substantially all of the assets of the Company in accordance with Section 5.21(a), the successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and this Indenture with the same effect as if such successor Person had been named as the Company. Section 5.22. Change of Control. Within 60 days of the occurrence of a Change of Control Triggering Event, the Company shall be required to make an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued interest and any Additional Amounts thereon to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). ARTICLE 6 EVENTS OF DEFAULT AND REMEDIES Section 6.01. Events of Default Event of Default (a) failure to pay principal of (or premium if any, on) any Note when due; (b) failure to pay any interest (including Additional Amounts) on any Note when due, continued for 15 days;

83 (c) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under Section 5.22 and Section 5.10 when due and payable; (d) failure to perform or comply with the provisions described under Sections 5.21 and 5.04 (e) failure of the Company to perform any other of the covenants or agreements under this Indenture or the Notes which failure continues for 60 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of Outstanding Notes; (f) default or defaults under the terms of any instrument evidencing or securing debt or debt of any Material Subsidiary having an outstanding principal amount of $25.0 million individually or in the aggregate which default or defaults results in the acceleration of the payment of such debt or constitutes the failure to pay such debt when due at Stated Maturity after giving effect to the expiration of any applicable grace periods and such failure to make any payment has not been waived or the Stated Maturity of such debt has not been extended; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Material Subsidiary in an aggregate amount in excess of $25.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (h) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; (B) a decree or order adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under any applicable federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or (C) any intervention or notice of impending intervention, both temporary or otherwise, by ASEP or any other regulatory authority of the Panamanian Government, whether (i) in the public interest, (ii) to ensure the continued provision of public services pursuant to Article 51 of Panamanian Law 31 of 1996 or (iii) for any other stated purpose, the effect of which is to prevent the commencement or continuation of any insolvency or liquidation proceedings; and (i) the commencement by the Company or any Material Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order

84 for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, government appointed controller pursuant to Panamanian Law 31 of 1996 or other similar official of the Company or any Material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action, or the making by it of a petition before the ASEP or any other whether (i) in the public interest, (ii) due to an inability to continue to provide public services pursuant to Article 51 of Panamanian Law 31 of 1996 or (iii) otherwise. Section 6.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default specified in Sections 6.01(h) or (i) above shall occur, the maturity of all Outstanding Notes shall automatically be accelerated and the principal amount of the Notes, together with any premium, accrued interest or Additional Amounts thereon, shall be immediately due and payable. If any other Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 25% of the aggregate principal amount of the Notes then Outstanding may, by written notice to the Company (and to the Trustee if given by Noteholders), declare the principal amount of the Notes, together with accrued interest thereon, immediately due and payable. The right of the Noteholders to give such acceleration notice shall terminate if the event giving rise to such right shall have been cured before such right is exercised. Any such declaration may be annulled and rescinded by written notice from the Trustee or Majority Noteholders to the Company if (i) all amounts then due with respect to the Notes are paid (other than amount due solely because of such declaration) and all other defaults with respect to the Notes are cured, and (ii) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances in connection with such acceleration and rescission. (b) In case the Company shall fail to comply with its obligations under this Indenture or the Notes and such failure shall be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Trustee indemnity and/or security satisfactory to it. The Majority Noteholders will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that the Trustee may refuse to follow any direction that conflicts with the provisions of this Indenture or applicable law, for which the Trustee is not indemnified and/or provided with security to its satisfaction, may involve the Trustee in personal liability, or for which the Trustee determines may be unduly prejudicial to the rights of other Noteholders not taking part in such direction, instruction or other communication (it

85 being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are or would be unduly prejudicial to such other Noteholders). Section 6.03. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be. No waiver of any Event of Default, whether by the Trustee or by the Noteholders, shall extend to or shall affect any subsequent Event of Default or shall impair any remedy or right consequent thereon. Section 6.04. Waiver of Past Defaults. (a) The Majority Noteholders may on behalf of the Noteholders of all the Notes waive any past Default hereunder and its consequences, except a Default not theretofore cured: (i) in the payment of the principal of (or premium, if any) or interest on any Note (including any Note which is required to have been purchased pursuant to an Offer to Purchase made by the Company), or (ii) in respect of a covenant or provision hereof which under Article 6 or Article 7 cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected. (b) Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Section 6.05. Trustee May File Proofs of Claim. (a) In case of pendency in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to the Company or any obligor on the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for payment of overdue principal or interest) shall be entitled and empowered by intervention in such proceedings or otherwise to: (i) file and prove a claim for the whole amount of principal and interest owed and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 7.05) and of the Noteholders allowed in such judicial proceeding; and

86 (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute same. (b) In any such event, any receiver, assignee, trustee, liquidator or sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.05. (c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding. (d) With the consent of the Majority Noteholders, the Trustee shall be entitled to participate as a member of any official committee of creditors in the matters it deems advisable. Section 6.06. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Noteholders. Section 6.07. Application of Money Collected. Any money collected by the Trustee with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: FIRST: To the payment of all amounts due the Trustee under Section 7.05 hereof; SECOND: To the payment of all amounts due any Agent (except to the extent the Company or any of its Affiliates is acting as an Agent). THIRD: To the payment of the amounts then due and unpaid upon the Notes for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably among Notes, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively.

87 Section 6.08. Limitation on Suits. No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (a) such Noteholder has previously given written notice to the Trustee of a continuing Event of Default with respect to Notes; (b) the Noteholders of not less than 25% in aggregate principal amount of the then Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (c) such Noteholder or Noteholders have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee for 60 calendar days after its receipt of such notice, request and offer of security and/or indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Noteholders; it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Noteholders. Section 6.09. Unconditional Right of Noteholders to Receive Principal and Interest and Other Amounts. Notwithstanding any other provisions in this Indenture, the Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest and other amounts on such Note on the respective maturities or due dates expressed in such Note (or, in the case of redemption or repayment, on the Optional Redemption Date, the Early Tax Redemption Date or the Stated Maturity, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder. Section 6.10. Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted. Section 6.11. Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 2.13, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or

88 remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Section 6.12. Control by Noteholders. The Majority Noteholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that: (a) the Trustee shall have the right to decline to follow any such direction if the Trustee determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or it believes it will not be indemnified and/or provided security to its satisfaction against the costs, expenses and liabilities which might be incurred by it in complying with its request or be unjustly prejudicial to the Noteholders not taking part in such direction; and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Section 6.13. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of then Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the respective maturities expressed in such Note (or, in the case of redemption or repayment, on or after the applicable redemption date). Section 6.14. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

89 ARTICLE 7 CONCERNING THE TRUSTEE Section 7.01. Certain Rights and Duties of Trustee. (a) Except during the continuance of an Event of Default, (i) the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (b) In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs. (c) Any request, direction, order or demand of the Company mentioned herein respect thereof be herein specifically prescribed); and any resolution of the Board of Directors shall be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company; (d) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered security and/or indemnity to its satisfaction against the costs, expenses and liabilities which may be incurred therein or thereby; (e) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that this subsection (e) shall not be construed to limit the effect of subsection (a) of this Section 7.01; (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

90 (g) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Noteholders, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document; (i) The Trustee shall have no obligation to invest and reinvest any cash held pursuant to this Indenture in the absence of timely and specific written investment direction from the Company. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Company to provide timely written investment direction; (j) The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Company, the Notes and this Indenture; (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Notes, the Principal Paying Agent and each other Agent, custodian and other Person employed to act hereunder; (l) The Trustee setting forth the names of individuals and/or titles of officers authorized at such time to signed by any P specified as so authorized in any such certificate previously delivered and not superseded; and (m) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

91 (n) Certificate, from time to time, as necessary or appropriate in order to ascertain compliance with the requirements of this Indenture and the Notes and may consult with counsel and the advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel. (o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use reasonable efforts, which are consistent with accepted practices in the banking industry, to resume performance as soon as practicable under the circumstances. (p) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture. (q) The permissive rights of the Trustee enumerated herein shall not be construed as duties. Section 7.02. Trustee Not Responsible for Recitals; Etc. The recitals contained as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes. Section 7.03. Trustee and Others May Hold Notes. The Trustee or any Paying Agent or Note Registrar or any other Authorized Agent, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any other obligor on the Notes with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other Authorized Agent. Section 7.04. Moneys Held by Trustee or Paying Agent. (a) Whenever the Company shall have one or more Paying Agents, the Company will on or prior to 10 a.m. (New York City time) one Business Day prior to each due date of the principal of (and premium, if any) or interest on any Notes, make such payments by depositing with the Trustee or a Paying Agent an amount sufficient to make such payments, such amount to be held in trust by the Trustee or the Paying Agent for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) such Paying Agents will promptly than the Trustee, the Principal Paying Agent and the Luxembourg Paying Agent shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree

92 with the Trustee, subject to the provisions of this Section 7.04, to the effect that such Paying Agent will: (i) hold all amounts held by it for the making of payments in respect of the Notes in trust for the benefit of the Persons entitled thereto until such amounts shall be paid to such Persons or otherwise disposed of as herein provided; (ii) provide the Trustee notice of any Default by the Company in the making of payments in respect of the Notes; and (iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts so held in trust by such Paying Agent. (b) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay or deliver, or direct any Paying Agent to pay or deliver, to the Trustee all amounts held in trust by the Company or such Paying Agent, such amounts to be held by the Trustee upon the same trusts as those upon which such amounts were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums. (c) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of any payment in respect of any Note and remaining unclaimed for two years after such payment has become due and payable shall be paid or returned to the Company upon written request by the Company or (if then held by the Company) shall be discharged from such trust; and Noteholders shall thereafter, as unsecured general creditors, seek recourse only to the Company for payment thereof (unless an applicable abandoned property law designates another Person), and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company, as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid or redelivered to the Company. Section 7.05. Compensation of the Trustee. (a) The Company agrees: (i) to pay to the Trustee (all references in this Section 7.05 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent, Note Registrar and Transfer Agent) from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all

93 services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and (iii) to indemnify each of the Trustee and its officers, employees, directors and agents for, and to hold them harmless against, any loss, liability, damage, claims or expense (including, without limitation, the fees and expenses of its agents and legal counsel) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liabilities in connection with the exercise of its rights and/or performance of any of its powers or duties hereunder. (b) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 6.01(h) or (i), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law. (c) The Trustee and the Principal Paying Agent shall have a lien prior to the Noteholders as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee or Principal Paying Agent pursuant to this Section 7.05, except with respect to funds held in trust for the benefit of the Holders of particular Notes. (d) The provisions of this Section 7.05 shall survive the termination of this Indenture and the resignation or removal of the Trustee. Section 7.06. Counsel. Before the Trustee acts or refrains from acting with respect to any matter contemp an Opinion of Counsel, which shall conform to the provisions of Section 13.01. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 7.01(a)(ii). Section 7.07. Persons Eligible for Appointment as Trustee. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of

94 this Section 7.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 7.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.08. Section 7.08. Resignation and Removal of Trustee; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee under Section 7.09. (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. (c) The Trustee may be removed at any time by Act of the Majority Noteholders, delivered to the Trustee and to the Company. (d) If at any time: (i) the Trustee shall cease to be eligible under Section 7.07 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Majority Noteholders delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

95 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Noteholders in the manner provided in Section 13.04. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. Section 7.09. Acceptance of Appointment by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment within 60 days of such resignation or removal, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company, or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. (a) If an instrument of acceptance shall not have been delivered to the Trustee within 60 days after giving such notice of resignation or removal, as the case may be, the Trustee resigning or being removed, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee. (b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7. (c) Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such successor Trustee shall be qualified and eligible under the provisions of Section 7.07 hereof. (d) In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such certificate of authentication and deliver the Notes so authenticated and in such case such certificate shall have the same force under the Notes and under this Indenture as if authenticated by such predecessor Trustee. (e) Notwithstanding the replacement of the Trustee pursuant to Section 7.08, der Section 7.05 shall continue for the benefit of the retiring Trustee with respect to matters or actions arising prior to such replacement.

96 Section 7.10. Appointment of Authenticating Agent. (a) At any time when any Notes remain Outstanding, the Trustee may, at the expense of the Company, appoint an authenticating agent or agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or redemption thereof or pursuant to Section 2.12 Authenticating Agent be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Notes by the include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.10, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.10. (b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 7.10, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent. (c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid (or in the case of Global Notes, send in accordance with the applicable procedures of the Registered Depositary), to all Noteholders as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment

97 hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.10. (d) The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.10, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.05. (e) If an appointment is made pursuant to this Section 7.10, the Notes may have endorsed thereon, in addition to th certificate of authentication in the following form: -mentioned Indenture. Citibank, N.A., as Trustee By: As Authenticating Agent By: Authorized Officer Section 7.11. Appointment of Note Registrar, Paying Agents and Transfer Agent. The Company initially appoints Citibank, N.A., as Note Registrar, Principal Paying Agent and Transfer Agent and Banque Internationale à Luxembourg SA, as Luxembourg Paying Agent in connection with the Notes. The agents hereby appointed accept such appointment and agree and undertake to comply with all the provisions of this Indenture. In acting hereunder and in connection with the Notes, each of the Principal Paying Agent, the Note Registrar and the Transfer Agent shall act solely as agents of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder, except as expressly stated elsewhere in this Indenture (including, for the avoidance of doubt, Sections 7.04 and 7.05 hereof). So long as the Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a Paying Agent in Luxembourg. If the Notes are listed on any other securities exchange, the Company will satisfy any requirement at such securities exchange as to paying agents. So long as the Notes are listed on the Luxembourg Stock Exchange, any change in the Luxembourg Paying Agent shall be notified to Noteholders by publication of notices to the Noteholders in accordance with the provisions of Section 13.04 of this Indenture. Copies of all written information provided by the Company hereunder, including without limitation, all such information and financial statements provided to the Trustee

98 under Section 5.14 hereof, shall be sent by first class mail to the Luxembourg Paying - 2953 Luxembourg, attention: Agency Services or by email to paying.agency@bil.com, or such other address and in such other manner as shall be designated by the Luxembourg Paying Agent to the Trustee and the Company. Section 7.12. Reports by Trustee. (a) So long as any Notes are Outstanding hereunder, the Trustee shall transmit to the Noteholders, at intervals of not more than 12 months, a brief report with respect to any of the following events which solely with respect to clause (v) below, may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted): (i) Its eligibility under Section 7.07, or in lieu thereof, if to the best of its knowledge it has continued to be eligible under such Section, a written statement to such effect; (ii) The character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 0.5% of the principal amount of the Notes Outstanding on the date of such report; (iii) The amount, interest rate and maturity date of all other Indebtedness owing by the Company (or any other obligor on the Notes) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor; (iv) The property and funds, if any, physically in the possession of the Trustee as such on the date of such report; (v) Any additional issue of Notes which the Trustee has not previously reported; and (vi) Any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Notes. (b) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange upon which the Note are listed and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange. Section 7.13. Waiver of Damages. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Agent be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits,

99 whether or not foreseeable, even if the Trustee or such Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. ARTICLE 8 CONCERNING THE HOLDERS Section 8.01. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or Act refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, and the Company, if made in the manner provided in this Section 8.01. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient. (c) The ownership of the Notes, the principal amount and serial numbers of Notes held by any Person, and the date or dates of holding the same, shall be proved by the Note Register and the Trustee shall not be affected by notice to the contrary. (d) Any Act of any Noteholder (i) shall bind the Holder of such Note and every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or the exchange therefore or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, or the Company in reliance thereon, whether or not notation of such action is made upon such Note. (e) The Company may fix any day as the record date for the purpose of determining the Noteholders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Noteholders. If not set by the Company prior to the first solicitation of a Noteholder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Noteholders required to be provided pursuant to Section 2.19) prior to such first solicitation or vote, as the case may

100 be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. (f) The Notes shall vote and consent together on all matters as one class, and none of the Notes, and no tranche of Notes, shall have the right to vote or consent as a separate class on any matter. (g) Without limiting the generality of the foregoing, a Holder, including a Registered Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Registered Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Registered Section 8.02. Notes Owned by Company and Affiliates Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent and waiver or other Act under this Indenture, Notes which are owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the Note Register shall be so disregarded. The Company shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. In case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee. ARTICLE 9 RESERVED ARTICLE 10 SUPPLEMENTAL INDENTURES Section 10.01. Supplemental Indenture with Consent of Noteholders. (a) With the consent of the Majority Noteholders, by Act of said Noteholders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Trustee and the Luxembourg Paying Agent may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture (including, without limitation, any modification to the provisions of this Indenture with respect to any Offer to Purchase, provided such modifications are effected prior to the sending to any Noteholder of an Offer with respect to such Offer to Purchase) and may amend, waive or supplement the Notes; provided, however, that no such supplemental indenture, amendment, waiver or supplement shall, without the consent of the Holders of 90% of the aggregate principal amount of then Outstanding Notes affected thereby,

101 (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the Place of Payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right of the Noteholders to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Early Tax Redemption Date, the Optional Redemption Date or the Payment Date, as the case may be), or (ii) reduce the applicable percentages in principal amount of the Outstanding Notes, the consent of whose Noteholders is required for any such supplemental indenture, or the consent of whose Noteholders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, (iii) following the sending to a Noteholder of an Offer with respect to an Offer to Purchase and until the Expiration Date of such Offer to Purchase, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Noteholder. (b) It shall not be necessary for any Act of Noteholders under this Section 10.01 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Any amendments to the terms of the Notes and/or this Indenture pursuant to this Section 10.01 shall comply with Agreement No. 4-2003 of April 11, 2003 of the SMV. Section 10.02. Supplemental Indentures Without Consent of Noteholders. Without the consent of any Noteholders, the Company, when authorized by a Board Resolution, the Trustee and the Luxembourg Paying Agent, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, or amend, waive or supplement the Notes for any of the following purposes: (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company, as applicable, and in the Notes, as applicable; or (b) to add to the covenants of the Company for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Company; or (c) to secure the Notes pursuant to the requirements of Section 5.08 or otherwise; or (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to

102 this clause (d) shall not adversely affect the interests of the Noteholders in any material respect; or (e) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or (f) to modify, eliminate or add to the provisions of this Indenture to permit or facilitate the issuance of Global Notes and matters related thereto, provided that such action pursuant to this clause (f) shall not adversely affect the interests of the Noteholders in any material respect. Any amendments to the terms of the Notes and/or this Indenture pursuant to this Section 10.02 shall comply with Agreement No. 4-2003 of April 11, 2003 of the SMV. Section 10.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.01 Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been met. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture duties or immunities under this Indenture, the Notes or otherwise. Section 10.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Section 10.05. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and upon receipt of a Company Order, authenticated and delivered by the Trustee in exchange for Outstanding Notes. ARTICLE 11 SATISFACTION AND DISCHARGE Section 11.01. Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when: (a) either

103 (i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for the payment of which money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non- callable Government Securities, or a combination of cash in U.S. dollars and non- callable Government Securities, in each case, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption; (b) the Company has paid or caused to be paid all sums payable by it under this Indenture; and (c) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, the Company to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; provided matters of fact (including as to compliance with the foregoing clauses (a), (b) and (c) of this Section 11.01. (d) Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(a)(ii), the provisions of Section 11.02 and Section 7.04(c) hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.05 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture. Section 11.02. Application of Trust Money. All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Noteholders for whose payment or redemption such money has been deposited with the Trustee, of all sums due and to become due thereon for principal (and premium, if any) and interest; but such money need not be segregated from other funds except to the extent required by law.

104 ARTICLE 12 DEFEASANCE Section 12.01. . The Company may at its option by a Board Resolution, at any time, elect to have either Section 12.02 or Section 12.03 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article 12. Section 12.02. Defeasance and Discharge option provided in Section 12.01 to have this Section 12.02 applied to the Outstanding Notes, the Company may be deemed to have been discharged from its obligations with respect to the Outstanding Notes on the date the conditions in Section 12.04 are satisfied Defeasance deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same) except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of such Noteholders to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section 12.04, payments in respect of the principal of (and premium, if any) and interest (including any Additional Amounts) on the Notes when such payments are due, (b) gations, as applicable, with respect to such Notes under Sections 2.12, 2.13, 5.01, and 7.05, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article 12 under Section 7.05. Subject to compliance with this Article 12, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03. Section 12.03. Covenant Defeasance ercise of the option provided in Section 12.01 to have this Section 12.03 applied to the Notes, (i) the Company may be released from its obligations, if any, under Article 5 with respect to the Notes and (ii) the occurrence of a breach or violation of any such covenant (except with respect to Section 6.01(a) and (b)) shall not be deemed to be an Event of Default (a Covenant Defeasance Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby. Section 12.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 12.02 or Section 12.03 to the then Outstanding Notes: (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.07 who shall

105 agree to comply with the provisions of this Article 12 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, (i) U.S. dollars, or (ii) Government Securities or (iii) a combination thereof, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and each installment of interest on the Notes on the Stated Maturity of such principal of or installment of interest in accordance with the terms of this Indenture and such Notes. (b) In the case of an election under Section 12.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable United States federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Noteholders will not recognize gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (c) In the case of an election under Section 12.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred. (d) No Default or Event of Default (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit) shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(h) or (i) are concerned with respect to the Company, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period). (e) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound. (f) and an Opinion of Counsel each stating that all conditions precedent provided for relating to either the Defeasance under Section 12.02 or the Covenant Defeasance under Section 12.03, as the case may be, have been complied with.

106 Section 12.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. (a) Subject to the provisions of Section 7.04, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.04 in respect of such Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Noteholders, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of this Article 12. (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Noteholders. (c) Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request of the Company any money or Government Securities held by it as provided in Section 12.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delive expense), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance. Section 12.06. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.02 or 12.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 12 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on or Additional Amounts in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders to receive such payment from the money held by the Trustee or the Paying Agent. ARTICLE 13 MISCELLANEOUS Section 13.01. Compliance Certificates and Opinions. (a) Upon any written application or request by the Company to the Trustee that the Trustee take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Indenture relating to the proposed action have been complied with and, if so requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically

107 required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: (i) a statement substantially to the effect that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement substantially to the effect that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with. (c) On the Issue Date, the Company shall furnish to the Trustee, and from time the incumbency and specimen signatures of the Authorized Representatives. Until the of determining the Authorized Representatives of the Company. Section 13.02. Form of Documents Delivered to Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. (b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion opinion is based are erroneous or otherwise inaccurate. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

108 (c) Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion. (d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. Section 13.03. Notices, etc. to Trustee. Any Act of Noteholders or other document required or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee, the Company shall be deemed to have been made or given, as applicable, only if such notice is in writing and delivered personally, or by registered or certified first-class United States mail with postage prepaid and return receipt requested, or made, given or furnished in writing by confirmed telecopy or facsimile transmission or email, or by prepaid courier service to the appropriate party as set forth below: Trustee: Citibank, N.A. 388 Greenwich Street New York, New York 10013 Attention: Agency & Trust Cable Onda, S.A. Telephone No.: +1 (212) 816-4936 Facsimile No.: +1 (347) 632-8640 Company: Cable Onda, S.A. Urb. Costa del Este, Ave. de la Rotonda MGT Building, 4th Floor Panama City, Panama Attention: David Garcia Telephone No.: +507-390-7646 Email: dagarcia@cableonda.com Any party may change its address by giving notice of such change in the manner set forth herein. Any notice given to a party by mail or by courier or by facsimile or other electronic transmission shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the party shall be deemed to have accepted delivery upon presentation). In respect of this Indenture, the Trustee shall not have any duty or obligations to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on authorized

109 instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties. Section 13.04. Notices to Noteholders; Waiver. (a) If and for so long as the Notes are represented by one or more Global Notes and interests therein are shown on the records of the Registered Depositary or other clearing agency appointed by the Company, all notices to Noteholders will be delivered to the Registered Depositary for communication to each member of, or participant in, the Registered Depositary. (b) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. (c) Notices of redemption pursuant to Section 4.01, 4.02, 4.03 or Section 4.10 or an Offer to Purchase the Notes will be sufficiently given if (i) Global Notes are Outstanding, provided to the depositary for such Global Notes as the registered owner thereof and (ii) in the case of definitive Notes, made by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date or the Expiration Date, as the case may be, to each Noteholder to be notified, at his address appearing in the Note Register. Notices given by publication will be deemed given on the first date on which publication is made, notices given by email will be deemed given at the time of sending, subject to no delivery failure notification being received by the sender within 24 hours of the time of sending and notices by first-class mail, postage prepaid, will be deemed given five calendar days after mailing. (d) If the Company gives a notice or communication to Noteholders, it shall give a copy at the same time to the Trustee and, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Luxembourg Stock Exchange. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company shall also cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange. If and so long as the Notes are listed on any other Notes exchange, notices will also be given in accordance with any applicable requirements of such Notes exchanges. Section 13.05. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

110 Section 13.06. Successors and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not. Section 13.07. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 13.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture. Section 13.09. Legal Holidays. In any case where the Optional Redemption Date, the Early Tax Redemption Date or any Interest Payment Date with respect to any Note or of any installment of principal thereof or payment of interest thereon, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Note) payment of interest and/or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Optional Redemption Date, the Early Tax Redemption Date or on the Interest Payment Date, or on the date on which the defaulted interest is proposed to be paid, and, except as provided in any Supplemental Indenture setting forth the terms of such Note, if such payment is timely made, no interest shall accrue on account of such delay for the period from and after such Optional Redemption Date, Early Tax Redemption Date or Interest Payment Date, or date for the payment of defaulted interest, as the case may be, to the date of such payment. Section 13.10. Communication by Noteholders with other Noteholders. (a) The Company shall furnish or cause to be furnished to the Trustee at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, all information in the possession or control of the Company, as to the names and addresses of the Noteholders, and the Trustee hereby agrees to preserve, in as current a form as is reasonably practicable, all such information so furnished to it or received by it in the capacity of Principal Paying Agent. (b) Within five Business Days after the receipt by the Trustee of a written application by any three or more Noteholders stating that the applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes, and accompanied by a copy of the form of proxy or other communication which such Noteholders propose to transmit, and by reasonable proof that each such Noteholder has owned a Note for a period of at least six months preceding the date of such application, the Trustee shall, at its election, either: (i) Afford to such Noteholders access to all information so furnished to or received by the Trustee; or

111 (ii) Inform such Noteholders as to the approximate number of Noteholders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application. If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all such Noteholders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall mail to such applicants, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Noteholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. (c) The disclosure of any such information as to the names and addresses of the Noteholders in accordance with the provisions of this Section 13.10, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or of any law hereafter enacted which does not specifically refer to this section, nor shall the Trustee be held accountable by reason of mailing any material pursuant to a request made under subsection (b) of this section. Section 13.11. Governing Law. This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of laws principles. Section 13.12. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations of the Company. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are an integral part of the consideration for issuance of the Notes. Section 13.13. Waiver of Jury Trial. THE COMPANY, THE TRUSTEE, THE PRINCIPAL PAYING AGENT AND THE LUXEMBOURG PAYING AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE TRUSTEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

112 Section 13.14. Waiver of Immunity. This Indenture and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Company, the Trustee, the Principal Paying Agent, and the Luxembourg Paying Agent. Each of such Persons irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 13.14 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act. Section 13.15. Submission to Jurisdiction, Waivers. (a) The Company, the Trustee, the Principal Paying Agent and the Luxembourg Paying Agent each irrevocably and unconditionally (i) submits itself and its property to, and agrees that any legal suit, action or proceeding against the Company brought by any Noteholder or the Trustee arising out of or based upon this Indenture or the Notes may be instituted in any New York State court or United States federal court sitting in The City of New York, New York, United States and any appellate court from any thereof, and courts of its own corporate domicile, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. (b) The Company has appointed CT Corporation System, 28 Liberty Street, New York, New York 10005 Process Agent process may be served in any such action arising out of or based on this Indenture or the Notes which may be instituted in any such court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Process Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Process Agent and written notice of such service to the Company shall be deemed, in every respect, effective and binding service of process upon the Company. (c) Each of the Principal Paying Agent and the Luxembourg Paying Agent hereby irrevocably appoints and empowers the Trustee as its authorized agent to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceeding in any New York State court or United States federal court sitting in The City of New York, New York, United States and any appellate court from any

113 thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Principal Paying Agent and the Luxembourg Paying Agent will take any and all action necessary to continue such designation in full force and effect and to advise the Company of any change of address of the Trustee; should the Trustee become unavailable for this purpose for any reason, the Principal Paying Agent and the Luxembourg Paying Agent will promptly and irrevocably designate a new authorized agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (c). Each of the Principal Paying Agent and the Luxembourg Paying Agent irrevocably consents and agrees to the service and any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 13.03 or to any other address of which it shall have given notice pursuant to Section 13.03 or to its Process Agent. Service upon the Principal Paying Agent and the Luxembourg Paying Agent or the Trustee as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of the Trustee to give any notice of such service to the Principal Paying Agent and the Luxembourg Paying Agent shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Section 13.16. Execution in Counterparts. This Indenture and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier or electronic transmission shall be effective as delivery of an original executed counterpart of this Indenture. Section 13.17. Entire Agreement. This Indenture, together with the Notes, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof. [Signature pages follow]

A-1-1 EXHIBIT A-1 FORM OF RULE 144A GLOBAL NOTE RULE 144A GLOBAL NOTE THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES SECURITIES ACT SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, COMPANY THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE RULE 144A IFIED WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ONLY AT THE OPTION OF THE COMPANY. [Include the following legend for Global Notes: THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-1-2 TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

A-1-3 CABLE ONDA, S.A. 4.500% SENIOR NOTES DUE 2030 RULE 144A GLOBAL NOTE No. R-[ ] CUSIP No.: 12686LAA7 ISIN No.: US12686LAA70 Principal Amount: $[ ] [If the Note is a Global Note include the following two lines: as revised by the Schedule of Increases and Decreases in Global Note attached hereto] Initial Issuance Date: November 1, 2019 This Note is one of a duly authorized issue of Notes of Cable Onda, S.A., a corporation (sociedad anónima) incorporated and existing under the laws of Panama (the Company , designated as its 4.500% Senior Notes due 2030 Notes an initial aggregate principal amount of $600,000,000, under an indenture (the Indenture October 28, 2019, among the Company, Citibank, N.A., as Trustee transfer agent; and Banque Internationale à Luxembourg SA, as paying agent in Luxembourg Paying Agent made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Noteholders, and of the terms upon which the Notes are authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture. The Company shall have no obligations under or in respect of this Note prior to the Initial Issuance Date. The Company, for value received, hereby promises to pay to Cede & Co. or registered assigns, as nominee of The Depository Trust Company DTC Holder Noteholder specified above [If the Note is a Global Note, add the following: , as revised by the Schedule of Increases and Decreases in Global Note attached hereto,] in U.S. dollars on January 30, 2030 (or earlier or later as provided in the Indenture as hereinafter described) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below. The Company promises to pay interest on the outstanding principal amount hereof from the Initial Issuance Date, or from the most recent payment date to which interest has been paid or duly provided for, semiannually on January 30 and July 30 of each year Interest Payment Date te is not a Business Day, the next succeeding Business Day following such day), commencing January 30, 2020, at a rate

A-1-4 equal to 4.500% per annum. Principal, interest and other amounts due on this Note on any Interest Payment Date or otherwise will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the January 15 or July 15, as applicable, preceding the Interest Payment Date. Payment of the principal of and interest and other amounts on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Note Register. In the event the date for any payment of the principal of or interest and other amounts on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months. This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. The Notes are subject to redemption by the Company on the terms and conditions specified in the Indenture. If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes shall become or may be declared due and payable in the manner and with the effect provided in the Indenture. Modifications of the Indenture may be made by the Company and the Trustee only to the extent and in the circumstances permitted by the Indenture. The Notes shall be issued only in fully registered form, without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee, the Note Registrar and any agent of the Company, as the case may be, may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary. Unless the certificate of authentication hereon has been duly executed by the Trustee or its Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

A-1-5 IN WITNESS WHEREOF, the Company has caused this Note to be duly executed. Dated: CABLE ONDA, S.A., as the Company By: Name: Title: By: Name: Title:

A-1-6 CERTIFICATE OF AUTHENTICATION This Note is one of the Notes referred to in the within-mentioned Indenture. Citibank, N.A., as Trustee By: Authorized Officer Date:

A-1-7 ASSIGNMENT FORM For value received hereby sells, assigns and transfers unto (Please insert social security or other identifying number of assignee) (Please print or type name and address, including zip code, of assignee:) the within Note and does hereby irrevocably constitute and appoint Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises. Date: Your Signature: (Sign exactly as your name appears on the face of this Note)

A-1-8 [To be attached to Global Notes only] SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE The following increases or decreases in this Global Note have been made: Date of Increase or Decreases Amount of decrease in Principal Amount of this Global Note Amount of Increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease or increase Signature of authorized signatory of Trustee or Custodian

A-2-1 EXHIBIT A-2 FORM OF REGULATION S GLOBAL NOTE REGULATION S GLOBAL NOTE THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES SECURITIES ACT SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE OF WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATIONS UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES. [Include the following legend for Global Notes: THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

A-2-2 CABLE ONDA, S.A. 4.500% SENIOR NOTES DUE 2030 REGULATION S GLOBAL NOTE No. S-[ ] CUSIP No.: P1926LAA3 ISIN No.: USP1926LAA37 Principal Amount: $ [ ] [If the Note is a Global Note include the following two lines: as revised by the Schedule of Increases and Decreases in Global Note attached hereto] Initial Issuance Date: November 1, 2019 This Note is one of a duly authorized issue of Notes of Cable Onda, S.A., a corporation (sociedad anónima) incorporated and existing under the laws of Panama (the Company , designated as its 4.500% Senior Notes due 2030 Notes an initial aggregate principal amount of $600,000,000, under an indenture (the Indenture October 28, 2019, among the Company, Citibank, N.A., as Trustee ing agent, note registrar and transfer agent; and Banque Internationale à Luxembourg SA, as paying agent in Luxembourg Paying Agent made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Noteholders, and of the terms upon which the Notes are authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture. The Company shall have no obligations under or in respect of this Note prior to the Initial Issuance Date. The Company, for value received, hereby promises to pay to Cede & Co. or regis DTC Holder Noteholder specified above [If the Note is a Global Note, add the following: , as revised by the Schedule of Increases and Decreases in Global Note attached hereto,] in U.S. dollars on January 30, 2030 (or earlier or later as provided in the Indenture as hereinafter described) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below. The Company promises to pay interest on the outstanding principal amount hereof from the Initial Issuance Date, or from the most recent payment date to which interest has been paid or duly provided for, semiannually on January 30 and July 30 of each year Interest Payment Date succeeding Business Day following such day), commencing January 30, 2020, at a rate

A-2-3 equal to 4.500% per annum. Principal, interest and other amounts due on this Note on any Interest Payment Date or otherwise will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the January 15 or July 15, as applicable, preceding the Interest Payment Date. Payment of the principal of and interest and other amounts on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Note Register. In the event the date for any payment of the principal of or interest and other amounts on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months. This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. The Notes are subject to redemption by the Company on the terms and conditions specified in the Indenture. If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes shall become or may be declared due and payable in the manner and with the effect provided in the Indenture. Modifications of the Indenture may be made by the Company and the Trustee only to the extent and in the circumstances permitted by the Indenture. The Notes shall be issued only in fully registered form, without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee, the Note Registrar and any agent of the Company, as the case may be, may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary. Unless the certificate of authentication hereon has been duly executed by the Trustee or its Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

A-2-4 IN WITNESS WHEREOF, the Company has caused this Note to be duly executed. Dated: CABLE ONDA, S.A., as the Company By: Name: Title: By: Name: Title:

A-2-5 CERTIFICATE OF AUTHENTICATION This Note is one of the Notes referred to in the within-mentioned Indenture. Citibank, N.A., as Trustee By: Authorized Officer Date:

A-2-6 ASSIGNMENT FORM For value received hereby sells, assigns and transfers unto (Please insert social security or other identifying number of assignee) (Please print or type name and address, including zip code, of assignee:) the within Note and does hereby irrevocably constitute and appoint Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises. Date: Your Signature: (Sign exactly as your name appears on the face of this Note)

A-2-7 [To be attached to Global Notes only] SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE The following increases or decreases in this Global Note have been made: Date of Increase or Decreases Amount of decrease in Principal Amount of this Global Note Amount of Increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease or increase Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

FORM OF AUTHENTICATION AND DELIVERY ORDER

[Date]

Citibank, N.A.,
as Trustee
388 Greenwich Street
New York, New York 10013

Attention: Agency & Trust – Cable Onda, S.A.

Telephone No.: +1 (212) 816-4936
Facsimile No.: +1 (347) 632-8640

Ladies and Gentlemen:

Pursuant to Section 2.02 [*in the case of Panamanian Notes insert*: and Section 2.20] of the Indenture dated as of October 28, 2019 (the "**Indenture**") by and among Cable Onda, S.A., as Company, Citibank, N.A., as Trustee, principal paying agent, note registrar and transfer agent, and Banque Internationale à Luxembourg SA, as Luxembourg paying agent, you are hereby ordered in your capacity as Trustee to authenticate $[ ] of the Company's 4.500% Senior Notes due 2030, in the manner provided in the Indenture in [global][certificated] form and in the amounts of $[ ] in respect of the Rule 144A [Global][temporary Panamanian] Note (CUSIP No. [•], ISIN No. [•]) and $[ ] in respect of the Regulation S [Global][temporary Panamanian] Note (CUSIP No. [•], ISIN No. [•]) heretofore duly executed by the proper Authorized Representative of the Company and delivered to you as provided in the Indenture [*in the case of Panamanian Notes insert*: , to register such Notes in the name of Central Latinoamericana de Valores, S.A. ("LatinClear") and deposit such Notes with LatinClear][*in case of Global Notes insert*: and to hold the Notes in your capacity as custodian for The Depository Trust Company]. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

In rendering this Authentication and Delivery Order, we have read Section 2.02 [*in the case of Panamanian Notes insert*: and Section 2.20] of the Indenture and such other provisions of the Indenture as we have deemed relevant, and have examined and investigated such other matters as we have deemed necessary, to enable us to express an informed opinion as to whether the conditions precedent set forth in the Indenture relating to the delivery and authentication of the Notes have been complied with. Based upon the foregoing, in our opinion all conditions precedent to the delivery and authentication of the Notes contained in the Indenture have been complied with.

Very truly yours,

B-1

B-2 CABLE ONDA, S.A. By: Name: Title: Receipt is hereby acknowledged of the above mentioned Notes CITIBANK, N.A., as Trustee By: _________________________ Name: Title:

C-1 EXHIBIT C FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS OR EXCHANGES OF RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE [Date] Citibank, N.A., as Trustee 388 Greenwich Street New York, New York 10013 Attention: Agency & Trust Cable Onda, S.A. Telephone No.: +1 (212) 816-4936 Facsimile No.: +1 (347) 632-8640 Re: Cable Onda, S.A. 4.500% Senior Notes due 2030 Notes Ladies and Gentlemen: Reference is hereby made to the Indenture, dated as of October 28, 2019 (as Indenture Cable Onda, S.A. Company Citibank, N.A., as Trustee, principal paying agent, note registrar and transfer agent and Banque Internationale à Luxembourg SA, as Luxembourg paying agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. In connection with our proposed sale of $ aggregate principal amount of the Notes [in the case of a transfer of an interest in a Rule 144A Global Note: which represent an interest in a Rule 144A Global Note beneficially owned by] [in the case of a transfer of a certificated Note: Transferor confirm that such sale has been effected pursuant to and in accordance with Regulation S Securities Act we represent that: (a) the offer of the Notes was not made to a Person in the United States; (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States (within the meaning of Regulation S) or (ii) the transaction is being executed in, on or through the facilities of a designated off-shore securities market (within the meaning of Regulation S) and neither we nor any

C-2 Person acting on our behalf knows that the transaction has been pre- arranged with a buyer in the United States; (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; (d) if the transfer is being effected in accordance with Rule 903 under the Securities Act, the requirements of Rule 903(b)(2) have been satisfied; (e) if the transfer is being effected in accordance with Rule 904 under the Securities Act, we are not a distributor of the Notes, an affiliate of the Company, an affiliate of any distributor of the Notes or a Person acting on behalf of any of the foregoing; (f) if the transfer is being effected in accordance with Rule 904 under the Securities Act and we are a dealer in Notes or have received a selling concession, fee or other remuneration in respect of the Notes transferred distribution compliance period ents of Rule 904(b)(1) have been satisfied; (g) if the transfer is being effected in accordance with Rule 904 under the Securities Act and we are an affiliate of the Company or of a distributor solely by virtue of holding a position as an officer or director of such Person, then requirements of Rule 904(b)(2) have been satisfied; (h) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and (i) we are the beneficial owner of the principal amount of Notes being transferred. In addition, if the sale is made during the period ending forty (40) days after the original issuance of the Notes and the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, such beneficial interest will be held immediately after such transfer only in or through accounts maintained at the Registered Depositary by Euroclear or Clearstream (or by agent members acting for the account thereof). You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any

C-3 administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Very truly yours, [Name of Transferor] By: Name: Title: [Authorized Signature]

D-1 EXHIBIT D FORM OF CERTIFICATE FOR TRANSFER OR EXCHANGE OF REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE [Date] Citibank, N.A., as Trustee 388 Greenwich Street New York, New York 10013 Attention: Agency & Trust Cable Onda, S.A. Telephone No.: +1 (212) 816-4936 Facsimile No.: +1 (347) 632-8640 Re: Cable Onda, S.A. 4.500% Senior Notes due 2030 Notes Ladies and Gentlemen: Reference is hereby made to the Indenture, dated as of October 28, 2019 (as amended Indenture Cable Onda, S.A. (the Company Citibank, N.A., as Trustee, principal paying agent, note registrar and transfer agent and Banque Internationale à Luxembourg SA, as Luxembourg paying agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to $ aggregate principal amount of Notes that are held in the form of a beneficial interest in a Regulation S Global Note in the name of Holder Holder has requested a transfer of such beneficial interest in a Regulation S Global Note for a beneficial interest in a Rule 144A Global Note to be held in the name of (the Transferee of such beneficial interest in a Regulation S Global Note for a beneficial interest in a Rule 144A Global Note to be held in the name of the Holder through the Registered Depositary.] In connection with such request, the Holder does hereby certify that the [Transferee is a Qualified Institutional Buyer] [Holder reasonably believes that the Transferee is a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction]. This certificate and the statements contained herein are made for your benefit. [INSERT NAME OF HOLDER] By:

D-2 Name: Title:

E-1 EXHIBIT E FORM OF QUALIFIED INSTITUTIONAL BUYER CERTIFICATION [Letterhead of Prospective Note Purchaser/Exchanger] [Date] Citibank, N.A., as Trustee 388 Greenwich Street New York, New York 10013 Attention: Agency & Trust Cable Onda, S.A. Telephone No.: +1 (212) 816-4936 Facsimile No.: +1 (347) 632-8640 Re: Cable Onda, S.A. 4.500% Senior Notes due 2030 Ladies and Gentlemen: Reference is hereby made to the Indenture, dated as of October 28, 2019 (as amended and Indenture Cable Onda, S.A. Company Citibank, N.A., as Trustee, principal paying agent, note registrar and transfer agent, and Banque Internationale à Luxembourg SA, as Luxembourg paying agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. the undersigned hereby represents, acknowledges and agrees as follows: It Act of 1933, as amended, and is acquiring the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder. Name of Purchaser: By: Name: Title:

F-1 EXHIBIT F FORM OF PANAMANIAN NOTE [Include the following legend for Notes issued pursuant to Rule 144A under the Securities Act of 1933: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PERSON WHO THE SELLER REASONABLY WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ONLY AT THE OPTION OF THE COMPANY.] [Include the following legend for Notes issued pursuant to Regulation S under the Securities Act of 1933: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES SECURITIES ACT SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE OF WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN

F-2 DISTRIBUTORS (AS DEFINED IN REGULATIONS UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.]

F-3 CABLE ONDA, S.A. 4.500% SENIOR NOTES DUE 2030 PANAMANIAN NOTE No. P-[ ] CUSIP No.: [ ] ISIN No.: [ ] Principal Amount: $ [ ] as revised by the Schedule of Increases and Decreases in Panamanian Note attached hereto Initial Issuance Date: November 1, 2019 This Note is one of a duly authorized issue of Notes of Cable Onda, S.A., a corporation (sociedad anónima) incorporated and existing under the laws of Panama (the Company , designated as its 4.500% Senior Notes due 2030 Notes an initial aggregate principal amount of $600,000,000, under an indenture (the Indenture October 28, 2019, among the Company, Citibank, N.A., as Trustee transfer agent; and Banque Internationale à Luxembourg SA, as paying agent in Luxembourg Paying Agent made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Noteholders, and of the terms upon which the Notes are authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture. The Company, for value received, hereby promises to pay to Central Latinoamericana de Valores. S.A., or registered assigns, as the holder of record of this Holder Noteholder , as revised by the Schedule of Increases and Decreases in Panamanian Note attached hereto, in U.S. dollars on January 30, 2030 (or earlier or later as provided in the Indenture as hereinafter described) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below. This Note is a valid and binding obligation of the Company. The Company shall have no obligations under or in respect of this Note prior to the Initial Issuance Date. This Note shall be null and void and of no further effect (i) if cancelled pursuant to Section 2.02(d) of the Indenture or (ii) upon the issuance of the Rule 144A Global Note and the Regulation S Global Note and representing an aggregate principal amount equal to the aggregate principal amount of this Panamanian Note as replacement thereof.

F-4 The Company promises to pay interest on the outstanding principal amount hereof from the Initial Issuance Date, or from the most recent payment date to which interest has been paid or duly provided for, semiannually on January 30 and July 30 of each year Interest Payment Date succeeding Business Day following such day), commencing January 30, 2020, at a rate equal to 4.500% per annum. Principal, interest and other amounts due on this Note on any Interest Payment Date or otherwise will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the January 15 or July 15, as applicable, preceding the Interest Payment Date. Payment of the principal of and interest and other amounts on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Note Register. In the event the date for any payment of the principal of or interest and other amounts on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months. This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. The Notes are subject to redemption by the Company on the terms and conditions specified in the Indenture. If, at any time on or after the date hereof up to and including the Issue Date, the Initial Purchasers shall, in accordance with the terms of the Purchase Agreement, deliver a Repurchase Notice (as defined in the Purchase Agreement) to the Company, such Repurchase Event Event, (i) the Company will become obligated to (x) repurchase on the Issue Date all of the Notes purchased under the PSE Auction through the LatinClear system, and the Company shall repurchase (or, at its sole option, redeem) all of the Notes purchased under the PSE Auction through the LatinClear system on the Issue Date, whether purchased in the PSE Auction by the Initial Purchasers or any other Auction Purchaser, or (y) repurchase a portion of the Notes (as designated by the Initial Purchasers in the Repurchase Notice) purchased by the Initial Purchasers under the PSE Auction through the LatinClear system on the Issue Date, in each case at a price equal to the price payable Repurchase Price instruct the Indenture Trustee to cancel this Note (in accordance with the procedures set forth in Section 2.20 of the Indenture). The Repurchase Price (and, if redemption of any Notes is elected, the redemption price) shall be equal to the price payable to the Company for the Notes (including any premium, discount and/or prepaid interest) and no make- whole premium or any other amounts shall be payable in connection therewith. In the event the Notes are required to be so repurchased or redeemed, the obligations of the

F-5 Initial Purchasers (and any other applicable Auction Purchasers who undertook to purchase Notes pursuant to the Panama Stock Exchange bidding process) to pay for the Notes, on the one hand, and the obligation of the Company to pay the Repurchase Price for the Notes to be repurchased or redeemed, on the other hand, will be set off against each other (in the case of any redemption, to the greatest extent possible). If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes shall become or may be declared due and payable in the manner and with the effect provided in the Indenture. Modifications of the Indenture may be made by the Company and the Trustee only to the extent and in the circumstances permitted by the Indenture. The Notes shall be issued only in fully registered form, without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee, the Note Registrar and any agent of the Company, as the case may be, may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary. Unless the certificate of authentication hereon has been duly executed by the Trustee or its Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

F-6 IN WITNESS WHEREOF, the Company has caused this Note to be duly executed. Dated: CABLE ONDA, S.A. By: Name: Title: By: Name: Title:

F-7 CERTIFICATE OF AUTHENTICATION This Note is one of the Notes referred to in the within-mentioned Indenture. Citibank, N.A., as Trustee By: Authorized Officer Date:

F-8 ASSIGNMENT FORM For value received hereby sells, assigns and transfers unto (Please insert social security or other identifying number of assignee) (Please print or type name and address, including zip code, of assignee:) the within Note and does hereby irrevocably constitute and appoint Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises. Date: Your Signature: (Sign exactly as your name appears on the face of this Note)

F-9 SCHEDULE OF INCREASES AND DECREASES IN PANAMANIAN NOTE The following increases or decreases in this Panamanian Note have been made: Date of Increase or Decreases Amount of decrease in Principal Amount of this Panamanian Note Amount of Increase in Principal Amount of this Panamanian Note Principal Amount of this Panamanian Note following such decrease or increase Signature of authorized signatory of Trustee or Custodian

G-1 EXHIBIT G FORM OF WRITTEN STATEMENT FOR CANCELLATION OF PANAMANIAN NOTE(S) Citibank, N.A. 388 Greenwich Street New York, New York 10013 Attention: Agency & Trust Cable Onda, S.A. Telephone No.: +1 (212) 816-4936 Facsimile No.: +1 (347) 632-8640 [Date] Re: 4.500% Senior Notes due 2030 Ladies and Gentlemen: Reference is hereby made to the Indenture, dated as of October 28, 2019 (the among , Citibank, N.A., as Trustee (the Note Registrar, Principal Paying Agent and Transfer Agent, and Banque Internationale à . Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter confirms that the Panamanian Note[s] issued pursuant to Section 2.20 of the Indenture and authenticated and delivered on [ ], th the Indenture (the Panamanian Note[s] ) [has/have] not been issued or sold by us to any third party. We therefore hereby instruct the Trustee in its capacity as trustee under the Indenture to cancel the Panamanian Note[s]. [Signature page follows]

G-2 Very truly yours, CABLE ONDA, S.A. By: _________________________ Name: Title: